LOAN AND SECURITY AGREEMENT




               RCM Technologies, Inc. and All of Its Subsidiaries

                                      with

                           Mellon Bank, N.A., as Agent

                                       and

              Each of the Financial Institutions Now and Hereafter
                 Shown on the Signature Pages Hereof as Lenders



                           Dated as of August 19, 1998


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                                       ix
                                TABLE OF CONTENTS



                                                                                                               PAGE

SECTION 1.  DEFINITIONS AND INTERPRETATION...................................................................... 1
         1.1      Terms Defined................................................................................. 1
         1.2      Accounting Principles..........................................................................8


SECTION 2.  THE LOANS............................................................................................9
         2.1      Revolving Credit - Description.................................................................9
         2.2      Advances, Conversions, Renewals and Payments..................................................10
         2.3      Interest......................................................................................12
         2.4      Additional Interest Provisions................................................................15
         2.5      Fees..........................................................................................15
         2.6      Prepayments...................................................................................17
         2.7      Use of Proceeds...............................................................................17
         2.8      Indemnity/Loss of Margin......................................................................17
         2.9      Capital Adequacy..............................................................................18


SECTION 3.  COLLATERAL..........................................................................................19
         3.1      Description...................................................................................19
         3.2      Lien Documents................................................................................20
         3.3      Other Actions.................................................................................20
         3.4      Searches......................................................................................20
         3.5      Landlord's Waivers............................................................................21
         3.6      Filing Security Agreement.....................................................................21
         3.7      Power of Attorney.............................................................................21
         3.8      Verifications.................................................................................21

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES........................................................22
         4.1      Resolutions, Opinions, and Other Documents....................................................22
         4.2      Absence of Certain Events.....................................................................23
         4.3      Warranties and Representations at Closing.....................................................23
         4.4      Compliance with this Agreement................................................................23
         4.5      Officer's Certificate.........................................................................23
         4.6      Closing.......................................................................................23
         4.7      Non-Waiver of Rights..........................................................................23

SECTION 5.  REPRESENTATIONS AND WARRANTIES......................................................................24
         5.1      Corporate Organization and Validity...........................................................24
         5.2      Places of Business............................................................................24
         5.3      Pending Litigation............................................................................24
         5.4      Title to Properties...........................................................................25
         5.5      Governmental Consent..........................................................................25
         5.6      Taxes.........................................................................................25
         5.7      Financial Statements..........................................................................25
         5.8      Full Disclosure...............................................................................25
         5.9      Subsidiaries..................................................................................26
         5.10     Guarantees, Contracts, etc....................................................................26
         5.11     Government Regulations, etc...................................................................26
         5.12     Business Interruptions........................................................................27
         5.13     Names.........................................................................................27
         5.14     Other Associations............................................................................28
         5.15     Environmental Matters.........................................................................28
         5.16     Regulation O..................................................................................28
         5.17     Capital Stock.................................................................................29
         5.18     Solvency......................................................................................29
         5.19     Patents, Trademarks, Etc......................................................................29
         5.20     Investment Company............................................................................29
         5.21     Year 2000 Compliance..........................................................................29
         5.22     Location of Customer Lists....................................................................30

SECTION 6.  AFFIRMATIVE COVENANTS...............................................................................30
         6.1      Payment of Taxes and Claims...................................................................30
         6.2      Maintenance of Properties and Corporate Existence.............................................31
         6.3      Business Conducted............................................................................32
         6.4      Litigation....................................................................................32
         6.5      Taxes.........................................................................................33
         6.6      Bank Accounts.................................................................................35
         6.7      Employee Benefit Plans........................................................................35
         6.8      Warranties for Future Advances................................................................35
         6.9      Financial Covenants...........................................................................36
         6.10     Financial and Business Information............................................................36
         6.11     Officers' and Accountant's Certificates.......................................................38
         6.12     Inspection....................................................................................38
         6.13     Tax Returns and Reports.......................................................................39
         6.14     Information to Participant....................................................................39
         6.15     Material Adverse Developments.................................................................39
         6.16     Name Changes, Places of Business..............................................................39
         6.17     Change in Chief Executive Officer.............................................................39
         6.18     Year 2000 Compliance..........................................................................39

SECTION 7.  NEGATIVE COVENANTS:................................................................................ 40
         7.1      Merger, Consolidation, Dissolution or Liquidation............................................ 40
         7.2      Acquisitions................................................................................. 40
         7.3      Liens and Encumbrances....................................................................... 40
         7.4      Transactions With Affiliates or Subsidiaries................................................. 41
         7.5      Guarantees................................................................................... 41
         7.6      Distributions, Redemptions and Other Indebtedness............................................ 42
         7.7      Loans and Investments........................................................................ 42
         7.8      Use of Lenders' Name......................................................................... 42
         7.9      Capital Expenditures..........................................................................42
         7.10     Miscellaneous Covenants...................................................................... 42
         7.11     Change of Ownership Interests................................................................ 43

SECTION 8.  DEFAULT.............................................................................................43
         8.1      Events of Default.............................................................................43
         8.2      Cure..........................................................................................45
         8.3      Rights and Remedies on Default................................................................45
         8.4      Nature of Remedies............................................................................46
         8.5      Set-Off.......................................................................................46

SECTION 9.  AGENT...............................................................................................47
         9.1      Appointment and Authorization.................................................................47
         9.2      General Immunity..............................................................................47
         9.3      Consultation with Counsel.....................................................................47
         9.4      Documents.....................................................................................47
         9.5      Rights as a Lender............................................................................47
         9.6      Responsibility of Agent.......................................................................47
         9.7      Collections and Disbursements.................................................................48
         9.8      Indemnification...............................................................................49
         9.9      Expenses......................................................................................49
         9.10     No Reliance...................................................................................50
         9.11     Reporting.....................................................................................50
         9.12     Removal of Agent..............................................................................50
         9.13     Action on Instructions of Lenders.............................................................50
         9.14     Several Obligations...........................................................................50
         9.15     Consent of Lenders to Agent's Rights..........................................................51
         9.16     Participations and Assignments................................................................51

SECTION 10.  MISCELLANEOUS......................................................................................52
         10.1     Governing Law.................................................................................52
         10.2     Integrated Agreement..........................................................................52
         10.3     Waiver........................................................................................53
         10.4     Time..........................................................................................53
         10.5     Expenses of Agent and Lenders.................................................................53
         10.6     Brokerage.....................................................................................54
         10.7     Notices.......................................................................................54
         10.8     Headings......................................................................................55
         10.9     Survival......................................................................................55
         10.10   Successors and Assigns.........................................................................55
         10.11   Duplicate Originals............................................................................55
         10.12   Modification...................................................................................55
         10.13   Third Parties..................................................................................56
         10.14   Discharge of Taxes, Borrowers' Obligations, Etc................................................56
         10.15   Withholding and Other Tax Liabilities..........................................................56
         10.16   Consent to Jurisdiction........................................................................56
         10.17   Waiver of Jury Trial.......................................................................... 56

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                                  EXHIBIT LIST



Exhibit 1.........         --.......Form of Borrowing Authorization
Exhibit 2.1                                 --       Form of Revolving Credit Note
Exhibit 5.1.......         --.......Borrower's States of Qualifications
Exhibit 5.2.......         --.......Places of Business
Exhibit 5.3.......         --.......Judgments, Proceedings, Litigation and Orders
Exhibit 5.4.......         --.......Existing Liens and Claims
Exhibit 5.6.......         --.......Tax Assessments
Exhibit 5.7.......         --.......Tax Identification Number
Exhibit 5.9.......         --.......Subsidiaries and Affiliates
Exhibit 5.10                                --       Existing Guaranties, Investments and Borrowings, Leases and
                                    Employment Agreements
Exhibit 5.11......         --.......Employee Benefit Plans
Exhibit 5.12......         --.......Business Interruptions
Exhibit 5.13(a) ..--       Schedule of Names
Exhibit 5.13(b)...--       Trademarks, Patents and Copyrights
Exhibit 5.14......         --.......Other Associations
Exhibit 5.15......         --.......Environmental Disclosure
Exhibit 5.17......         --.......Capital Stock
Exhibit 6.11 .....         --.......Form of Compliance Certificate


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                                    SCHEDULES



Schedule A........--       Schedule of Lenders

Schedule B                 --       Address of Lenders






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                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement ("Agreement") is dated as of the 19th day of August, 1998, by and among RCM TECHNOLOGIES, INC., (ARCM@) and ALL OF ITS SUBSIDIARIES (collectively, the "Borrower"), MELLON BANK, N.A., a national banking association, in its capacity as agent, ("Agent") and MELLON BANK, N.A. ("Mellon") and SUNTRUST BANK, ATLANTA, THE FIRST NATIONAL BANK OF MARYLAND, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, and FLEET NATIONAL BANK, (AOthers@), in their capacity as lenders (Mellon and Others individually each being a "Lender" and collectively referred to as "Lenders").


                                   BACKGROUND

         A. Borrower desires to establish financing arrangements with Lenders to permit its uninterrupted and continuous business operations. Lenders are willing to make loans and grant extensions of credit to Borrower, under the terms and provisions hereinafter set forth.

         B. The parties desire to define the terms and conditions of their relationship and reduce them to writing.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


SECTION 1.  DEFINITIONS AND INTERPRETATION

         1.1......Terms  Defined:  As used in this  Agreement,
 the following  terms have the following  respective   --------------
meanings:

                  Account - Any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

                  Account Debtor - Any Person obligated on any Account owing to Borrower.

                  Acquisition - Section 2.7.

                  Advance(s) - Any monies advanced or credit extended to Borrower by any Lender under the Revolving Credit, including without limitation cash advances.

                                                         29
                  Affiliate - Any entity which directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with Borrower, which control may be by ownership, contract, or otherwise.

                  Agreement - This Loan and Security Agreement, as it may hereafter be amended, supplemented or replaced from time to time.

                  Applicable LIBOR Rate Margin -The Borrower shall pay interest on the amounts borrowed under the Revolving Credit in accordance with the ratio of Borrower's Total Funded Debt to EBITDA as set forth in the following matrix:

                           Total Funded                       Revolving Credit
                           Debt to EBITDA            LIBOR Rate plus:
                           ---------------           ----------------
                           $2.50x-3.25x                       Libor+125b.p.
                           $2.0x-2.50x                        Libor+100b.p.
                           $1.5x-2.0x                         Libor+87.5b.p.
                          --1.50x...                 Libor+75b.p.

         The above pricing index shall be tested quarterly and shall be effective upon receipt of quarterly financial statements.

                  Authorized Officer - Any officer or employee of Borrower authorized by Borrower to request Advances as set forth in a Borrowing Authorization.

                  Borrowing Authorization - A document, in the form of Exhibit 1 attached hereto and made part hereof, signed and delivered to Agent by an Authorized Officer of Borrower.

                  Business Day - Any day that is not a Saturday or Sunday or day on which Agent or any Lender is required or permitted to close, provided, however, that solely with respect to LIBOR Rate Loans requested by Borrower, such day shall also be a day on which the Agent is able to determine the LIBOR Rate for such requested LIBOR Rate Loan.

                  Capital   Expenditures  -  Any   expenditure   that  would  be
classified as a capital expenditure on a statement of cash flow of Borrower prepared in accordance with GAAP, consistently applied.

                  Century Compliant - Software that is capable and will remain capable of providing accurate results using data having date ranges spanning the twentieth (20th) and twenty first (21st) centuries (the AY2K Period@).

                  Closing - Section 4.6.

                  Closing Date - Section 4.6.

                  Closing Net Worth - The Net Worth of Borrower as of the date of Closing.

                  Collateral - Section 3.1.

                  Credit Facility - The lending arrangements and all Advances established and/or extended pursuant to this Agreement.

                  Default Rate - Section 2.4(c).

                  Distribution -

                  (1)      Dividends or other distributions of any kind on
                          capital stock of Borrower;

                  (2) The redemption, repurchase or acquisition of such stock or interests or of warrants, rights or other options to purchase such stock or interests.

                  EBIT - The sum of Net Income before interest and taxes.

                  EBITDA - The sum of Net Income before interest, taxes, depreciation, amortization and other non-cash charges approved by Majority Lenders which approval will not be unreasonably withheld.

                  ERISA - The Employee  Retirement  Income  Security Act of
                    1974, as the same may be amended,  from
                  -----
time to time.

                  Event of Default - Section 8.1.

                  Expenses - Section 10.5.

                  Fixed Charge Ratio - EBITDA divided by: the sum of interest expense plus income taxes paid plus scheduled principal payments plus Capital Expenditures plus dividends paid.

                  GAAP - Generally accepted accounting principles applied in a manner consistent with the most recent audited financial statements of Borrower referred to in Section 5.7 herein.

                  Good   Business   Day  -  Any   Business  Day  when  banks  in
Philadelphia, Pennsylvania, New York, New York and London, England are open for business.

                  Intercompany Notes - All notes, instruments, entries or other evidence of any indebtedness between any of the Borrowers.

                  Interest Coverage - EBIT divided by interest expense.

                  Inventory - As defined in the UCC.

                  IRS - Section 6.7.

                  Liabilities - All liabilities of every kind as would be shown on a balance sheet of Borrower prepared in accordance with GAAP.

                  LIBOR Based Rate - The LIBOR Rate plus the Applicable LIBOR Rate Margin.

                  LIBOR Based Rate Loan - That  portion of the Loans on which interest  accrues at the LIBOR Based
                  ---------------------
Rate.

                  LIBOR Interest Period - Section 2.3(b)(ii).

                  LIBOR Rate - An annual rate of interest determined by Agent as being the rate available to Agent at approximately 11:00 a.m. London time in the London Interbank Market, as referenced by Reuters Screen "LIBO", in accordance with the usual practice in such market, for the LIBOR Interest Period elected by Borrower, in effect two Good Business Days prior to the funding date for a requested LIBOR Based Rate Loan (including those requested in connection with the conversion of a Prime Rate Loan to a LIBOR Based Rate Loan in accordance with Section 2.3 hereof), or for a LIBOR Based Rate Loan which Borrower has elected to continue as a LIBOR Based Rate Loan beyond the expiration of the then current LIBOR Interest Period with respect thereto, for deposits of dollars in amounts equal (as nearly as may be estimated) to the amount of the LIBOR Based Rate Loan which shall then be loaned by the Lenders to Borrower as of the time of such determination, as such rate may be adjusted by the reserve percentage applicable during the LIBOR Interest Period in effect (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such LIBOR Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the applicable reserve requirement (including without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such LIBOR Interest Period ("Eurocurrency Reserve Requirement"), as reasonably applied to loans of this type generally by the asset based loan department of Agent. Such adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, the quotient of (i) the offered rate divided by (ii) one minus the Eurocurrency Reserve Requirement.

                  Lien - Any security interest or lien of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in Property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from an encumbrance, pledge, conditional sale or trust receipt, a capitalized lease, consignment or bailment for security purposes, a trust, or an assignment, or as a result of the issuance of any execution or distraint process against Borrower. The term "Lien" shall include without limitation, reservations, exceptions, covenants, conditions, restrictions, leases and other encumbrances affecting Property other than those which would not materially interfere with Borrower's use of the Property and would not materially detract from the value of the Property. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loans - Collectively, the unpaid balance of all Advances under the Revolving Credit.

                  Loan Documents - This Agreement, the Revolving Credit Notes, Subordination Agreements, Blocked Account Agreements and all agreements, instruments and documents executed and/or delivered from time to time pursuant to this Agreement or in connection therewith, as amended or replaced from time to time.

                  Majority Lenders - At any time, Lenders holding Revolving Credit Pro Rata Percentages aggregating at least sixty-six and two thirds (66.66%) percent of the total Revolving Credit Pro Rata Shares at such time.

                  Material Adverse Effect - Any material adverse effect on the Borrower's consolidated financial condition, assets, operating status or projected financial condition or any fact or circumstance that, singly or in the aggregate with any fact or circumstance, has a reasonable likelihood of resulting in or leading to the inability of Borrower to perform in any material respect its obligations under this Agreement or under any Loan Document or the inability of Agent and/or Lenders to enforce in any material respect the rights purported to be granted to them under this Agreement or any Loan Document or which might have a material adverse effect on the ability of Borrower to effectuate (including hindering or unduly delaying) the transactions contemplated by this Agreement and the Loan Documents on the terms contemplated hereby and thereby.

                  Minimum  Net Worth - RCM=s  consolidated  Net Worth  from and after  April 30,  1998 plus 75% of
                  ------------------
quarterly net income with no credit for losses.

                  Mellon - Mellon Bank, N.A., in its capacity as a Lender.

                  Net Income - Consolidated net income of RCM after taxes as such would appear on a statement of income prepared in accordance with GAAP.

                  Net Worth - The amount by which the assets of Borrower exceed all Liabilities.

                  Notes - Collectively the Revolving Credit Notes.

                  Obligations - All existing and future liabilities and obligations of every kind or nature at any time owing by Borrower to Lenders, Issuing Bank, and/or to Agent in connection with the Loan Documents (including, without limitation, this Agreement and the Revolving Credit Notes) and the transactions contemplated hereby and thereby or administration thereof, whether joint or several, related or unrelated, primary or secondary, matured or contingent, direct or indirect, due or to become due, and whether principal, interest, fees or Expenses, including, without limitation, Obligations in respect of the Credit Facility whether related to cash Advances and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced by Agent (or any Lender after the occurrence of an Event of Default), on behalf of Lenders, to preserve, protect and enforce rights hereunder and in the Collateral and all Expenses incurred in connection therewith and herewith.

                  Permitted Acquisitions - Section 2.7.

                  Permitted Investments - (a) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;
(b) investments in commercial paper of Agent or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within twelve (12) months from the date of acquisition; and (c) certificates of deposit maturing within twelve (12) months from the date of acquisition and issued by Agent.

                  PBGC - Section 6.7.

                  Permitted Liens - Section 7.3.

                  Person - An individual, partnership, corporation, trust, unincorporated association or organization, joint venture, limited liability company or partnership, or any other entity.

                  Prime Rate - That per annum rate designated or announced by Agent at its principal office from time to time as its prime rate of interest, which may be greater or less than other interest rates charged by Agent to other borrowers and is not solely based or dependent upon the interest rate which Agent may charge any particular borrower or class of borrowers.

                  Prime Rate Loan - That portion of the Loans on which interest accrues at the Prime Rate.

                  Prime Rate Option - Section 2.3(a).

                  Pro Rata Percentage - Section 2.1(a)(ii).

                  Property - Any interest in any kind of property or asset,
                     whether  real,  personal or mixed,  or
                  --------
tangible or intangible.

                  Regulation D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

                  Reserves - Section 2.1(a)(i).

                  Revolving Credit - Section 2.1(a)(i).

                  Revolving Credit Limit - $75,000,000.

                  Revolving Credit Loans - Section 2.1(a)(i).

                  Revolving Credit Maturity Date - August 19, 2001.

                  Revolving Credit Notes - Those notes described in Section 2.1(b), as they may be amended, supplemented, replaced or restated from time to time.

                  Revolving Credit Pro Rata Share - Section 2.1(a)(ii).

                  Revolving Credit Term - Section 2.1(c).

                  SEC - The Securities and Exchange Commission.

                  Sellers Notes - Any notes or other instruments evidencing any indebtedness or other obligations of Borrowers to a seller of an acquired or merged Person.

                  Settlement Date - Section 2.2(b)(iii)(A).

                  Software - collectively, all applications, operating and other computer programs (including, without limitation, all object code and the source code therefor), all documentation (including, without limitation, all programmers=, users= and technical manuals for all such programs), the visual expressions, screen formats, report formats and other design features of all such programs, all ideas, methods, algorithms, formulae and concepts used in developing and/or incorporated into such programs or documentation, all future modifications, revisions, updates, releases, refinements, improvements and enhancements of such programs or documentation, all derivative works based upon any of the foregoing, and all copies of the foregoing.

                  Structuring Fee - Section 2.7(a).

                  Subsidiary - Any Person (other than an individual) more than fifty percent (50%) of whose ownership interests or voting stock is legally and beneficially owned directly or indirectly by Borrower or owned by a Person (other than an individual) more than fifty percent (50%) of whose ownership interests or voting stock is legally and beneficially owned directly or indirectly by Borrower.

                  Termination Fee -Section 2.5(c).

                  Total  Funded  Debt - The sum of bank debt,  capital  leases, as well as all other  funded  debt
                  -------------------
including Sellers Notes.

                  UCC - The Uniform Commercial Code as adopted in the State of
                     New Jersey

                  Unfunded Capital Expenditures - Capital Expenditures made with
(i) use of cash Advances or (ii) Borrower's own funds obtained other than (A) through equity contributed subsequent to the Closing or (B) purchase money or other financing or lease transactions.

                  Unmatured Event of Default - An event which with the passage of time, the giving of notice, or both would constitute an Event of Default.

                  Unused Line Fee - Section 2.5(b).

                  Working Capital - Current assets minus current liabilities as defined in accordance with GAAP.

         1.2......Accounting  Principles:  Where the  character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

SECTION 2.  THE LOANS

         2.1......Revolving Credit - Description:

                  (a)  (i)......Subject  to the  terms  and  conditions  of this
Agreement, each Lender hereby establishes for the benefit of Borrower a revolving credit facility (collectively, the "Revolving Credit") which shall include Advances extended by Lenders to or for the benefit of Borrower from time to time hereunder ("Revolving Credit Loans"). The aggregate principal amount of all Revolving Credit Loans, shall not, at any time, exceed the Revolving Credit Limit. Subject to such limitation, the outstanding balance of Revolving Credit Loans may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Revolving Credit Loans which may be made by Lenders and, subject to the provisions of Section 8 below, shall be due and payable on the Revolving Credit Maturity Date. If the aggregate principal amount of all Revolving Credit Loans at any time exceeds the Revolving Credit Limit, Borrower shall immediately repay such excess in full.

                      (ii) Subject to Section 8.3(a) below and the terms of this Agreement, each Lender agrees to lend to Borrower an amount equal to such Lender's respective percentage (as to each Lender, the percentage of the Credit Facility set forth opposite its name on Schedule "A" attached hereto and made a part hereof and referred to as its "Pro Rata Percentage") of the Advance requested by Borrower. The outstanding balance of Advances under the Revolving Credit of each Lender shall not exceed the respective amount (as such amount may change from time to time in accordance with the terms hereof, the "Revolving Credit Pro Rata Share") set forth opposite its name on Schedule "A".

                  (b) At Closing, Borrower shall execute and deliver its promissory note to each Lender for the total principal amount of such Lender's Revolving Credit Pro Rata Share (collectively, as may be amended, modified or replaced from time to time, the "Revolving Credit Notes"). Each Revolving Credit Note shall evidence Borrower's absolute and unconditional obligation to repay such Lender for all outstanding Revolving Credit Loans owed to such Lender, with interest as herein and therein provided. Each and every Advance under the Revolving Credit shall be deemed evidenced by the Revolving Credit Notes, which are deemed incorporated herein by reference and made a part hereof. All Revolving Credit Notes shall be substantially in the form set forth in Exhibit "2.1" attached hereto and made a part hereof.

                  (c) The term of the Revolving Credit ("Revolving Credit Term") shall expire on the Revolving Credit Maturity Date. On such date, unless having been sooner accelerated by Agent on behalf of Lenders or sooner terminated by Borrower pursuant to Section 2.5(c) hereof, all Obligations shall be due and payable in full, and as of and after such date no further Advances shall be available from Lenders.

                  (d) Borrower may, at its option from time to time, permanently reduce the Revolving Credit Limit in $5,000,000 increments by giving Agent at least ten (10) days prior written notice.

         2.2......Advances, Conversions, Renewals and Payments:

                  (a) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Revolving Credit, the Structuring Fee, the Expenses, the Unused Line Fee and all other charges and any other Obligations of Borrower hereunder, shall be made to Agent at its main Philadelphia banking office, Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania, in United States dollars, in immediately available funds. Agent, on behalf of all Lenders, shall have the unconditional right and discretion to make a cash Advance under the Revolving Credit to pay, and/or to charge RCM's operating account with Agent or any Lender for, all of Borrower's Obligations as they become due from time to time under this Agreement including without limitation, interest, principal, fees and reimbursement of Expenses. Any cash Advance shall not, in any event, cause the Loans to exceed the Revolving Credit Limit.

                  (b)  (i)......Cash  Advances which may be made by Lenders from time to time under this Agreement shall be made available for the use and benefit of Borrower by crediting such proceeds to RCM's operating account with Agent.

           .......  (ii).....All  cash Advances subject to the Prime Rate Option requested by RCM under the Revolving Credit must be requested by 11:00 A.M., Philadelphia time, on the date such Advance is to be made, which must be a Business Day. All cash Advances subject to the LIBOR Rate Option or conversions from cash Advances subject to the Prime Rate Option to the LIBOR Rate Option, requested by Borrower must be requested by 11:00 A.M. Philadelphia time, three Good Business Days prior to the date of such requested cash Advance or conversion. If Borrower does not have the required availability for such requested Advance on the date any such LIBOR Based Rate Loan is to be made, then Lenders shall not be required to make such Advance. All remittances at any time among Lenders and Agent under this Agreement shall be made in immediately available funds by federal funds wire transfer. All requests for a cash Advance may be made either by telephone or in writing, provided that all telephonic requests are, upon Agent's request, to be confirmed by Borrower in writing on the same day, and further provided that such written confirmation may be sent by telecopy or facsimile transmission. No Lender shall be obligated, for any reason whatsoever, to advance or reimburse Agent for the share of any other Lender.

 (iii) A. Between each Settlement Date, Agent, in its capacity as a Lender, shall have the discretion (without any duty or obligation regardless of any prior practice or procedures) to make all cash Advances for the account and on behalf of the Lenders in accordance with each Lender's Pro Rata Percentage. Periodically but not less frequently than once every week on the same day of each week, unless such day is not a Business Day, in which event such determination shall be made the next Business Day ("Settlement Date"), Agent shall make a determination of the appropriate dollar amount of each Lender's Revolving Credit Loans based upon each such Lender's Pro Rata Percentage of all then outstanding Revolving Credit Loans, which amounts shall be calculated as of the close of the Business Day immediately preceding each respective Settlement Date. A Settlement Date shall occur notwithstanding any intervening Event of Default or other occurrence, event or circumstance, including without limitation the commencement of a bankruptcy or reorganization case. Amounts of principal paid to Agent by Borrower with respect to the Revolving Credit from time to time, between Settlement Dates, shall be applied to the outstanding balance of Revolving Credit Loans made by Agent, as a Lender pursuant hereto, with the outstanding balance of Revolving Credit Loans made by each other Lender to be adjusted on the next Settlement Date. Interest shall accrue and each Lender shall be entitled to receive interest at the applicable rate only on the actual outstanding dollar amount of its respective outstanding Loans without regard to a prospective settlement. On each Settlement Date, Agent shall then issue to each Lender a settlement schedule containing information with respect to the status of the Loans and the relevant net positions of the Lenders and the outstanding balances of their respective Loans as of the close of the Business Day preceding such Settlement Date. Each settlement schedule shall show the net amount then owing by each Lender to Agent or by Agent to each such Lender based upon the aggregate cash Advances made and collections received since the most recent Settlement Date and settlement among the Lenders and the Agent shall be made in accordance with the direction of Agent no later than 11:00 A.M.
Philadelphia time, on each Settlement Date. To the extent Agent is not reimbursed by any Lender on a Settlement Date in accordance with Agent's direction, Borrower shall immediately repay Agent on demand the amount of any reimbursement not so made by any Lender.
                 . B. Each Lender is absolutely and unconditionally obligated without setoff or deduction of any kind, to remit to Agent on the Settlement Date any amount owing to Agent by such Lender on the settlement schedule for such date. Agent shall also be entitled to recover any and all actual losses and damages (including without limitation, reasonable attorneys' fees) from any party failing to remit payment on the Settlement Date in accordance with this Agreement. Agent may set off the obligations of such party under this paragraph against any distributions or payments of the Obligations which such party would otherwise make available at any time.

                           (iv).....A. In lieu of the  procedure  set forth in
 the  preceding  subparagraph  (iii),
Agent shall provide the Lenders with notice that the Borrower has requested a cash Advance, on the same Business Day as such request, and request each Lender to provide Agent with such Lender's Pro Rata Percentage of such requested cash Advance prior to Agent's making such cash Advance. Upon receipt of such notice from Agent prior to 12:00 p.m., Philadelphia time, each Lender shall remit to Agent its respective Pro Rata Percentage of such requested cash Advance, prior to 1:00 P.M. Philadelphia time, on the Business Day Agent is scheduled to make such cash Advance in accordance with Section 2.2(b)(ii) hereof. Neither Agent nor any other Lender shall be obligated, for any reason whatsoever, to remit or advance the share of any other Lender. Agent shall not be required to make the full amount of the requested cash Advance unless and until it receives funds representing each other Lender's Pro Rata Percentage of such requested cash Advance, but Agent shall advance to Borrower that portion of the requested cash Advance equal to the Pro Rata Percentages of such requested cash Advance which it has received from the Lenders.

                                    B.      If Agent does not receive each other
  Lender's Pro Rata  Percentage  of
such requested cash Advance, and Agent elects, in its sole discretion, to make the requested cash Advance on behalf of Lenders or any of them, Agent shall be entitled to recover each Lender's Pro Rata Percentage of each cash Advance together with interest at a per annum rate equal to the federal funds rate during the period commencing on the date such cash Advance is made and ending on (but excluding) the date Agent recovers such amount. Each Lender is absolutely and unconditionally obligated, without deduction or setoff of any kind, to forward to Agent its Pro Rata Percentage of each cash Advance made pursuant to the terms of this Agreement. To the extent Agent is not reimbursed by such Lender, Borrower shall repay Agent immediately on demand, such amount. Agent shall also be entitled to recover any and all actual losses and damages (including, without limitation, reasonable attorneys' fees) from any Lender failing to so advance upon demand of Agent. Agent may set off the obligations of a Lender under this paragraph against any distributions or payments of the Obligations which Agent would otherwise make available to such Lender at any time.

                           (v)......To the extent and during the time  period in
which any Lender  fails to provide
or delays providing its respective  payment to Agent pursuant to clause (iii) or
(iv) above (any such Lender being referred to, during such period, as a "Defaulting Lender"), such Lender's percentage of all payments of the Obligations (but not its Pro Rata Percentage of future Advances required to be funded by such Lender) shall decrease to reflect the actual percentage which its actual outstanding Loans bears to the total outstanding Loans of all Lenders and said amount shall be subordinate to the outstanding Loans of all Lenders.

         In addition, notwithstanding any definition or other provision in this Agreement to the contrary, during any period in which a Lender is a Defaulting Lender and such default continues for three (3) Good Business Days, all calculations for voting purposes among the Lenders shall be made as if the Defaulting Lender were not a Lender and not a party to this Agreement.

         2.3......Interest:

                  (a) Prime Rate Option - The unpaid principal balance of Loans, unless subject to the LIBOR Rate Option, shall bear interest, subject to the terms hereof, at the per annum rate equal to the Prime Rate. Changes in the Prime Rate shall become effective on the same day as Agent announces a change in its Prime Rate. Interest on Prime Rate Loans shall be due and payable in arrears on the first day of each calendar month commencing the first day of the first full month following the Closing Date.

                  (b)      LIBOR Rate Option:

                           (i)......So long as no Event of Default has occurred
and is  continuing,  Borrower shall
have the option to have the unpaid principal balance of Loans bear interest at the LIBOR Based Rate ("LIBOR Rate Option"), provided that LIBOR Rate Loans shall be in a minimum amount of One Million Dollars ($1,000,000.00). In no event, however, may Borrower have more than five (5) LIBOR Rate Loans outstanding at any one time.

                           (ii).....LIBOR Based Rate Loans shall be selected for
 a period of either one month,  two
months, three months or six months duration, as the Borrower may elect, during which the LIBOR Based Rate is applicable ("LIBOR Interest Period"); provided, however, that (a) if the LIBOR Interest Period would otherwise end on a day which shall not be a Good Business Day, such LIBOR Interest Period shall be extended to the next succeeding Good Business Day, unless such Good Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Good Business Day subject to clause (c) below; (b) interest shall accrue from and including the first day of each LIBOR Interest Period to, but excluding the day on which any LIBOR Interest Period expires; and
(c) with respect to any LIBOR Interest Period which begins on the last Good Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last Good Business Day of a calendar month. Interest on a LIBOR Based Rate Loan shall be due and payable in arrears on the last day of the applicable LIBOR Interest Period. No LIBOR Interest Period may end after the Revolving Credit Maturity Date. Subject to all of the terms and conditions applicable to a request that a new cash Advance be a LIBOR Based Rate Loan, Borrower may extend a LIBOR Based Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Based Rate Loan or, subject to clause (i) above, may convert a portion of the Loans subject to the Prime Rate Option to a LIBOR Based Rate Loan. If the Borrower fails to notify the Agent of the LIBOR Interest Period for a subsequent LIBOR Based Rate Loan at least three Good Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Based Rate Loan, then such outstanding LIBOR Based Rate Loan shall become a loan subject to the Prime Rate Option at the end of the current LIBOR Interest Period for such outstanding LIBOR Based Rate Loan and shall accrue interest in accordance with Section 2.3(a) above.

                     (iii) The LIBOR Rate may be automatically adjusted by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes after the date hereof in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes after the date hereof in tax laws (except changes of general applicability in corporate income tax laws as they affect financial institutions) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding any such changes that have resulted in a payment pursuant to Section
2.9 hereof, that increase the cost to Lenders of funding the LIBOR Based Rate Loan. Agent shall promptly give the Borrower and each Lender notice of such a determination and adjustment, which determination shall be conclusive as to the correctness of the fact and the amount of such adjustment, absent manifest error. The Borrower may, by written notice to Agent, (A) request Agent to furnish to the Borrower a statement setting forth the basis for adjusting such LIBOR Based Rate and the method for determining the amount of such adjustment; and/or (B) prepay the LIBOR Based Rate Loan with respect to which such adjustment is made, subject to the requirements of Section 2.8 below.

                           (iv).....In the event that the Borrower  shall have
  requested  the LIBOR Rate Option in
accordance with Section 2.3(b) and Agent shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Rate Loan and for the LIBOR Interest Period specified are unavailable, impractical or unlawful, or that the rate based on the LIBOR Rate will not adequately and fairly reflect the cost of funds of the LIBOR Based Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Based Rate Loan specified by the Borrower during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the LIBOR Rate applicable to the specified LIBOR Interest Period, Agent shall promptly give notice of such determination to the Borrower that the rate based on the LIBOR Rate is not available. A determination by Agent hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (A) the right of Borrower to select, convert to, or maintain a LIBOR Based Rate Loan at the rate based on the LIBOR Rate shall be suspended until Agent shall have notified the Borrower that such conditions shall have ceased to exist, (which notice Agent shall give promptly after such cessation) and (B) the Loans subject to the requested LIBOR Rate Option shall accrue interest in accordance with Section 2.3(a) above.

                           (v)......In the event that, as a result of any
changes in applicable law or regulation or the interpretation thereof after the date hereof, it becomes unlawful for a Lender to make or to continue to fund or maintain LIBOR Based Rate Loans or to maintain Eurodollar liabilities sufficient to fund any LIBOR Based Rate Loan subject to the LIBOR Based Rate, then such Lender shall immediately notify Agent who shall immediately notify the other Lenders and Borrower thereof and such Lender's obligations to make, convert to, or maintain a LIBOR Based Rate Loan at the LIBOR Based Rate shall be suspended until such time as such Lender may again cause the LIBOR Based Rate to be applicable to its share of any LIBOR Based Rate Loans and such Lender's share of the Loans subject to the LIBOR Based Rate shall accrue interest in accordance with Section 2.3(a) above. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain such Eurodollar liabilities, such Lender shall notify Agent who will notify Borrower thereof and such suspension shall cease to exist.

         2.4......Additional Interest Provisions.

                  (a) Calculation of Interest: Interest on the Loans, regardless of the rate option, shall be based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

                  (b) Limitation on LIBOR Based Rate Loans: Upon the occurrence and continuance of an Event of Default described in Section 8 below, Agent may in its sole discretion eliminate the availability of LIBOR Based Rate Loans.

                  (c) Default Rate: After the occurrence and during the continuance of an Event of Default hereunder, Agent may, and shall at the direction of the Majority Lenders, increase the per annum effective rate of interest on all Loans outstanding under the Revolving Credit, regardless of the rate option, to a rate equal to two (2%) percentage points in excess of the then current applicable interest rate (the "Default Rate"). Borrower acknowledges that the Default Rate is imposed as a direct result of the increased cost attendant to the administration of the Revolving Credit because of said Event of Default.

                  (d) Continuation of Interest Charges: All contractual rates of interest chargeable on outstanding Loans, regardless of the rate option, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

                  (e) Applicable Interest Limitations: In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lenders have charged or received interest hereunder in excess of the highest applicable rate, Agent, on behalf of Lenders, shall in its sole discretion, apply and set off such excess interest received by Lenders against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

         2.5 .....Fees:

                  (a) Structuring Fee: As of the Closing, Borrower shall have paid to Agent a non-refundable structuring fee (AStructuring Fee@) as set forth in a certain letter agreement between Mellon and the Borrower dated July 21, 1998 ("Agent Fee Letter").

                  (b) Unused Line Fee: So long as the Revolving Credit is outstanding and has not been terminated pursuant to the terms hereof, Borrower shall unconditionally pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Percentages, a non-refundable fee ("Unused Line Fee") based on the Borrower=s financial condition tested quarterly as follows:


                      Total Funded
                       Debt to EBITDA                         Unused Line Fee
                     1. > 2.50X - 3.25X                       30.0 bp
                                 -
                     2. > 2.0X - 2.50X                           25.0 bp
                     3. > 1.50X - 2.0X                           20.0 bp
                           -
                     4. < 1.50X                                   15.0 bp

The Unused Line Fee shall be charged on the average daily unused portion of the Revolving Credit calculated by subtracting the average daily outstanding balance of all Revolving Credit Loans from the Revolving Credit Limit. The Unused Line Fee shall be computed and paid on a quarterly basis, in arrears, on the first day of each April, July, October and January beginning on October 1, 1998.
                  (c) Termination Fee: Borrowings under the LIBOR Based Rate may not be repaid other than on the last day of the applicable interest period. If Borrower prepays a portion or all of the outstanding debt under a LIBOR Based Rate Loan option prior to the last day of the applicable interest period, Borrower shall indemnify Agent on behalf of Lenders against any loss or expense which Agent on behalf of Lenders has sustained or incurred as a consequence of the prepaid portion. The ATermination Fee@ means the amount which Borrower shall pay to Lender as a premium in connection with a repayment of outstanding principal earning interest at the LIBOR Based Rate at the time of repayment which amount shall be the amount determined by Agent on behalf of Lenders to be the difference between (a) the present value of the interest payments that would have been paid in the future to Agent on behalf of Lenders by Borrower on such repaid portion of principal accruing at the LIBOR Rate but for such repayment, and (b) the present value of the interest payments that would be paid in the future to Agent on behalf of Lenders at the United States Treasury Rate if on or about the date of repayment Agent on behalf of Lenders made a hypothetical investment of the repaid portion of principal accruing at a fixed rate of interest in United States Treasury securities maturing on or about the date that the repaid portion of principal would have matured but for such repayment and bearing interest accruing from the date of repayment, payable on each date on which Undersigned, but for such repayment, would have paid interest on the repaid portion of principal. AUnited States Treasury Rate@ means a rate of interest per annum, equal to (rounded downward to the nearest 1/100 of one percent) the annual yield Agent on behalf of Lenders could obtain by purchasing on the date of repayment United States Treasury Securities with semi-annual interest payments, maturing on or about the date on which the repaid portion of principal would have matured.

                  (d)    Origination Fee: As set forth in the Agent Fee Letter.

                  (e)      Agency Fee: As set forth in the Agent Fee Letter.

                  (f) Calculation of Fees: All fees provided for in this Section
2.5 shall be based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

                  (g) Lenders= Fees: Lenders will receive up front fees as set forth in the offer letter dated July 23, 1998 payable at closing, which will be for the account of Borrower.

         2.6......Prepayments:

                  (a) LIBOR Based Rate Loans: Subject to the terms of the Agent Fee Letter, apart from the provisions of Section 2.5(c) above, if applicable, no portion of any LIBOR Based Rate Loan may be prepaid at any time unless Borrower first satisfies in full its obligations under Section 2.8 below arising from such prepayment.

                  (b) Prime Rate Loans: Subject to the terms of the Agent Fee Letter, Prime Rate Loans may be prepaid at any time and from time to time in whole or in part without premium or penalty.

                  (c) Proceeds of Collateral: Except for sales or dispositions in the ordinary course of Borrower=s business and with respect to equipment which is replaced, Borrower shall, upon the receipt of proceeds from the sale or other disposition of any Collateral, hold such proceeds in trust for Lenders and immediately remit in specie, all such proceeds to Agent.

         2.7......Use  of  Proceeds:  The  extensions  of credit  hereunder  and proceeds of the Loans shall be used for (i) acquisition financing (subject to the conditions set forth below), and (ii) working capital and other general corporate purposes. All acquisitions must be approved by Majority Lenders if Funded Debt to EBITDA of the merged entity (for the prior rolling two (2) quarters times two (2)) exceeds 1.5X on a proforma basis. Any acquisition of an entity exhibiting negative EBITDA in the preceding 12 months must be approved by Majority Lenders. All Acquisitions shall be in the same line or similar line of business and show historical and pro forma covenant compliance based on unadjusted historical financial basis. The results of due diligence, including review of the acquisition documents shall be to the satisfaction of Majority Lenders. Notwithstanding anything herein to the contrary, any Acquisition shall have been approved by the Board of Directors or like governing body of the acquiree.

         2.8......Indemnity/Loss of Margin:

                  (a) Borrower shall indemnify, defend and hold harmless Agent and Lenders against any and all out of pocket loss, liability, cost or expense which Agent and any Lender or Lenders may sustain or incur as a consequence of
(i) any failure of Borrower to obtain, convert or extend any LIBOR Based Rate Loan after notice thereof has been given to Agent; or (ii) any payment, prepayment, termination or conversion of a LIBOR Based Rate Loan made for any reason on a date other than the last day of the applicable LIBOR Interest
Period. Borrower shall pay the full amount thereof to Agent, for the ratable benefit of Lenders, within fifteen (15) days on demand by Agent.

                  (b) In the event that any future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any future guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, or other similar requirement with respect to deposits in or for the account of, or loans or advances or commitment to make loans or advances by a Lender and the result of any of the foregoing is to increase the costs of a Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, such Lender shall so notify Agent in writing. Upon notice from Agent, Borrower agrees to pay such Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense after presentation by such Lender of a statement in reasonable detail concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall be limited to ninety (90) days and shall set forth a brief explanation of the amount and such Lender's calculation of the amount (in determining such amount such Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent error. The terms of this Agreement and the Loan Documents shall be amended to eliminate any such expenses and/or loss to Lenders.

         2.9......Capital  Adequacy:  If  any  future  law,  governmental  rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which any Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of such Lender, the rate of return on such Lender's capital with regard to the Loans and/or its obligations hereunder is reduced to a level below that which such Lender could have achieved but for such circumstances taking into account such Lender's policies regarding capital adequacy, then in such case and upon notice from Agent to Borrower, from time to time, Borrower shall pay such Lender such additional amount or amounts as shall compensate such Lender for such reduction in its rate of return. Such notice shall contain the statement of such Lender in reasonable detail with regard to any such amount or amounts which shall, in the absence of error, be binding upon Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it deems applicable. In the event that a Lender, other than Mellon, exercises its rights under this Section 2.9, Borrower shall have the option to replace such Lender with another financial institution (acceptable to Agent) who will purchase all (but not part) of such Lender's Revolving Credit Pro Rata Share. Such Lender shall be required to assign and transfer to the financial institution obtained by Borrower, pursuant to an agreement reasonably satisfactory to such Lender and without representation, warranty or recourse, its respective Revolving Credit Pro Rata Share in exchange for full payment of the outstanding balances thereof, with accrued interest and unpaid fees.


SECTION 3.  COLLATERAL

         3.1......Description:  As security for the payment of the  Obligations, and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents:

                  (a) Borrower hereby assigns and grants to Agent, on behalf of Lenders and Issuing Bank, a continuing first lien on and security interest in, upon and to all of its following described Property ("Collateral"):

                           (i)......Accounts,  Contract  Rights,  Etc. -
All now  owned  and  hereafter  acquired,
                                    ----------------------------------
created, or arising Accounts, accounts receivable, notes receivable, contract rights, chattel paper, documents (including documents of title), instruments and letters of credit;

                           (ii).....Inventory - All now owned or hereafter
 acquired,  created or arising Inventory
                                    ---------
of every nature and kind, wherever located;

                           (iii)....Equipment - Except as set forth in Section
 7.3(d),  all now owned or hereafter
                                    ---------
acquired  equipment,  including  without  limitation  machinery,  furniture  and
fixtures,   wherever  located,   and  all  replacements,   parts,   accessories,
substitutions and additions thereto;

                            (iv)....General Intangibles - All now owned and
 hereafter acquired,  created or arising
                                    -------------------
general intangibles of every kind and description, including, but not limited, to all existing and future customer lists, telephone lists and directories, choses in action, loans, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, formulae, tax and any other types of refunds, rights to or in employee or other pension, retirement or similar plans and any assets thereof, or any portion thereof, including without limitation refunds for overpayments, distributions upon termination, reversion of any surplus assets or otherwise, returned and unearned insurance premiums, rights and claims under insurance policies relating to the Collateral, computer information, software, records, data and, except where the terms of same prohibit the grant of a security interest, contracts, contract rights, distributorship agreements, licenses and license agreements.

                            (v).....Deposit  Accounts  and  Related  Property
- All  now  existing  and  hereafter
                                    -----------------------------------------
acquired or arising deposit accounts, investment accounts, commercial paper, investment property, including investment securities, and certificates of deposit, of every nature, wherever located, and all documents and records associated therewith;

                           (vi).....Property in Lender's Possession - All
 Property,  now or hereafter in Agent's or
                                    -------------------------------
any Lender's possession;

                           (vii)....Other  Property - All other  personal
 Property  of such  entity not  described
                                    ---------------
above whether now existing or hereafter acquired;

                           (viii)...Proceeds - The proceeds  (including,
 without limitation,  insurance proceeds),
                                    --------
whether cash or non-cash, of all of the foregoing; and

                           (ix)     Intercompany Notes - All Intercompany Notes.

         3.2......Lien  Documents:  At Closing  and  thereafter  as Agent  deems necessary, Borrower shall execute and deliver to Agent, or have executed and delivered (all in form and substance reasonably satisfactory to Agent):

                  (a) Financing Statements - Financing statements pursuant to the UCC, which Agent, on behalf of Lenders, may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Agent deems appropriate; and

                  (b) Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, patent and trademark security agreements, reasonably required by Agent to evidence, perfect or protect Lenders' Liens and security interests in the Collateral or as Agent may reasonably request from time to time.

         3.3......Other Actions: In addition to the foregoing, Borrower shall do anything further that may be lawfully and reasonably required by Agent to secure Lenders and effectuate the intentions and objects of this Agreement, including, but not limited to, execution and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Agent's request, Borrower shall also promptly deliver (with execution by Borrower of all necessary documents or forms to reflect Agent's Lien thereon) to Agent as bailee for Lenders, all items for which Lenders must receive possession to obtain a perfected security interest, including without limitation, all notes, letters of credit, documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.
         3.4......Searches:  Agent shall, prior to or at Closing, and thereafter as Agent or Majority Lenders acting through Agent may reasonably determine from time to time, at Borrower's expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrower in this Agreement):

                  (a) UCC Searches: UCC searches with the Secretary of State and local filing office of each state where Borrower maintains its executive office, a place of business, or assets;

                  (b) Judgments, Etc.: Judgment, federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (a) above.

                  Borrower shall, prior to or at Closing and at its expense, obtain and deliver to Agent good standing certificates showing Borrower to be in good standing in its state of incorporation and in each other state or foreign country in which it is doing and presently intends to do business except any such jurisdiction for which such failure to be so qualified will not have a Material Adverse Effect or adversely effect Agent's and/or Lenders' rights hereunder.

         3.5......Landlord's  Waivers: Borrower will use commercially reasonable efforts to cause each landlord or warehouseman of all premises occupied by Borrower or to be occupied by Borrower, or where Collateral at any time is held to execute and deliver to Agent an instrument, in form and substance reasonably satisfactory to Agent, under which such landlord or warehouseman waives its/his/their right to distrain on or foreclose against the Collateral.

     3.6......Filing  Security  Agreement:  A  carbon,   photographic  or  other
reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.
         3.7......Power  of  Attorney:  Each of the  officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on Borrower's Accounts or proceeds of other Collateral; (b) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents and statements that Borrower is obligated to give Agent hereunder or is necessary to perfect Agent's security interest or lien in the Collateral; (c) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise in accordance with the customary procedures of Agent's asset based lending department; and (d) following an Event of Default and during the continuance thereof, do such other and further acts and deeds in the name of any such entity that Agent may reasonably deem necessary or desirable to enforce any Account or realize upon any other Collateral. This power of attorney is coupled with an interest, and is irrevocable until the Obligations are indefeasibly paid in full.

         3.8......Verifications:  Agent, on behalf of Lenders, shall be entitled to verify validity, amount, or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise in accordance with the customary procedures of Agent.

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

         Closing under this Agreement is subject to the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Lenders and their respective counsel):

     4.1......Resolutions,  Opinions,  and Other  Documents:  Each of  Borrowers
shall have  delivered  to Agent the  -------------------------------------------
following:

     (a) this Agreement and the Revolving Credit Notes all properly executed;
     (b) each document and agreement required to be executed under any provision of this Agreement or any related agreement;
                  (c) certified copies of (i) resolutions of the board of directors of Borrower authorizing the execution of this Agreement, and the Revolving Credit Notes to be issued hereunder and each document required to be delivered by any Section hereof and (ii) Borrower's Articles or Certificate of Incorporation and By-laws;

     (d) an incumbency certificate for Borrower identifying all Authorized Officers, with specimen signatures;
                  (e) a written opinion of Borrower's independent counsel addressed to Agent for the benefit of all Lenders and opinions of such other counsel as Agent deems necessary;

                  (f) certification by Borrower signed on its behalf by the chief financial officer of Borrower that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of Borrower since April 30, 1998.

                  (g) payment by Borrower of all fees including, without limitation, the Agency Fee owing to Agent and/or Lenders and Expenses associated with the Revolving Credit incurred to the Closing Date;

                  (h) Agreements subordinating all Intercompany Notes including but not limited to intercompany or acquisition related indebtedness and other indebtedness which is not Permitted Indebtedness;

                  (i) Uniform Commercial Code, judgment, federal and state tax lien searches against Borrower, at Borrower's expense, showing that the Property of Borrower is not subject to any Liens except for Permitted Liens, together with Good Standing and Corporate Tax Lien Search Certificates showing no Liens on Borrower's Property and showing Borrower to be in good standing in each jurisdiction as required by Section 3.4 above;

     (j) certificates evidencing each Borrower=s compliance in all material respects with all Federal, State and local laws;
                  (k) all documents necessary to evidence and perfect Lender=s security interests in Borrowers intellectual property including but not limited to trademark and copyright assignments, registration with the U.S. Patent and Copyright offices and powers of attorney;

                  (l) certified copies of or original hazard, liability, business interruption and workman=s compensation insurance, coverage on terms and in amounts acceptable to Lenders and shall have Agent named as co-insured loss payee, on behalf of Lenders; and

     4.2......Absence  of  Certain  Events:  At the  Closing  Date,  no Event of
Default or Unmatured Event of --------------------------
Default hereunder shall have occurred and be continuing.

         4.3......Warranties  and Representations at Closing: The warranties and representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

         4.4......Compliance with this Agreement:  Borrower shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrower before or at the Closing Date.

         4.5......Officer's Certificate: Agent shall have received a certificate dated the Closing Date and signed on the Borrower=s behalf by the chief financial officer and President of each Borrower certifying that all of the conditions specified in this Section have been fulfilled.

         4.6......Closing:  Subject  to the  conditions  of this  Section 4, the
Credit Facility shall be made available on the date ("Closing Date") this Agreement is executed and all of the conditions contained in Section 4.1 hereof are completed or waived by Agent (the "Closing").

         4.7......Non-Waiver of Rights: By completing the Closing hereunder,  or by making advances hereunder, Agent and Lenders do not thereby waive a breach of any warranty or representation made by Borrower hereunder or any agreement, document, or instrument delivered to Agent or any Lender, or otherwise referred to herein, including without limitation, the Existing Loan Documents, any claims and rights of Agent or any Lender resulting from any breach or misrepresentation by Borrower are specifically reserved by Agent and Lenders.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

         To induce Lenders to complete the Closing and make the initial Advances under the Revolving Credit to Borrower, each Borrower warrants and represents to Agent and Lenders that:

         5.1......Corporate Organization and Validity:

                  (a) Each Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state where the nature and extent of its business requires qualification, except where the failure to so qualify will not have a Material Adverse Effect. A list of all states and other jurisdictions where Borrower is qualified to do business is attached hereto as Exhibit "5.1" and made a part hereof.

                  (b) The making and performance of this Agreement and the other Loan Documents will not violate or result in a default (immediately or with the passage of time) under any law, government rule or regulation, or the charter, minutes or bylaw provisions of any Borrower, or any material contract, agreement or instrument to which Borrower is a party, or by which it is bound which violation would have a Material Adverse Affect. Borrower is not in violation of and has not knowingly caused any Person to violate any term of any material agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes or its bylaws which violation would have a Material Adverse Affect.

                  (c) Each Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

                  (d) This Agreement and the Revolving Credit Notes to be issued hereunder, and all related agreements and documents required to be executed and delivered by Borrower hereunder, when delivered, will be valid and binding upon Borrower, and enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general equitable principles.

         5.2......Places  of Business:  The only places of business of Borrower, and the places where it keeps and intends to keep its Property and records concerning its Property, are at the addresses listed in Exhibit "5.2" attached hereto and made a part hereof.

         5.3......Pending  Litigation:  There are no  judgments  or  judicial or administrative orders, proceedings, litigation or investigations (civil or criminal) pending, or to the knowledge of Borrower threatened, against Borrower in any court or before any governmental authority or arbitration board or tribunal which is reasonably likely to have a Material Adverse Effect except as shown in Exhibit "5.3" attached hereto and made a part hereof, none of which are reasonably likely to have a Material Adverse Effect. Borrower is not in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal. Neither Borrower nor any executive officer of Borrower has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or, to Borrower's knowledge, under investigation in connection with any anti-racketeering or criminal conduct or activity.

         5.4......Title to Properties: Borrower has good and marketable title to all the Property constituting Collateral, free from Liens, except those of Agent and/or Lenders, except for Permitted Liens as set forth in Section 7.3 and those Liens set forth on Exhibit "5.4", attached hereto and made a part hereof.

         5.5......Governmental  Consent:  Except as set forth on Exhibit  A5.5", neither the nature of Borrower or of its business or Property, nor any relationship between Borrower and any other Person, nor any circumstance affecting Borrower in connection with the issuance or delivery of this Agreement or the other Loan Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the other Loan Documents.

         5.6......Taxes: All tax returns required to be filed by Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrower, or upon any of its respective Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. Borrower is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to Borrower that would be reasonably likely to have a Material Adverse Effect.

         5.7......Financial  Statements:  RCM's  consolidated and  consolidating annual audited balance sheets as of October 31, 1997, and the related income statement and statement of cash flow as of such date, accompanied, by the unqualified report thereon, by Borrower's independent certified public accountants, (complete copies of which have been delivered to Agent), have been prepared in accordance with GAAP and present fairly, the financial position of Borrower as of such date and the results of its operations for such period. Borrower's fiscal year ends on October 31 of each calendar year. Borrowers= federal tax identification numbers are set forth on Exhibit 5.7 hereto.

         5.8......Full Disclosure:  Neither the financial statements referred to in Section 5.7, nor this Agreement nor any other Loan Document or any financial projections, written reports or certificates regarding Accounts or Inventory, or other financial statements or reports furnished by Borrower to Agent or any Lender in connection with the negotiation of this Agreement or contained in any financial statements or documents relating to Borrower, as of the time they were furnished, contained any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to Borrower which has not been disclosed in writing to Agent which has or could have a Material Adverse Effect.

     5.9 .....Subsidiaries:  Borrower has no Subsidiaries or Affiliates,  except as listed on Exhibit "5.9" ------------
attached hereto and made a part hereof.

         5.10.....Guarantees, Contracts, etc.:

                  (a) Borrower does not own or hold equity or long term debt investments in, have any outstanding advances to, or serve as guarantor, surety or accommodation maker for the obligations of, or have any outstanding borrowings from, any Person, or has entered into any leases for real or personal property (whether as landlord or tenant), except as described in Exhibit "5.10", attached hereto and a made part hereof.

                  (b) Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which has or could have a Material Adverse Effect.

                  (c) Except as otherwise specifically provided in this Agreement, Borrower has not agreed or consented to cause or permit any of its Property whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to a Lien not permitted by this Agreement.

         5.11.....Government Regulations, etc.:

                  (a) The use of the proceeds of and Borrower's issuance of the Revolving Credit Notes will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Borrower neither owns nor intends to carry or purchase any "margin stock" within the meaning of said Regulation U.

                  (b) Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business, except those which, if not obtained, would have or could have a Material Adverse Effect.

                  (c) As of the date hereof, no employee benefit plan ("Pension Plan"), as defined in Section 3(2) of ERISA, maintained by Borrower or under which Borrower could have any liability under ERISA (i) has failed to meet the minimum funding standards established in Section 302 of ERISA, except for any such failure corrected in full prior to the date hereof, and described on
Exhibit "5.11", attached hereto and made a part hereof; (ii) has failed to comply in all material respects with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (iii) has engaged in or been involved in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which would subject Borrower to any material liability, or (iv) has been terminated if such termination would subject Borrower to any material unfunded liability. Borrower has not assumed, or received notice of a claim asserted against Borrower for, withdrawal liability (as defined in Section 4207 of ERISA) with respect to any multi-employer pension plan and is not a member of any Controlled Group (as defined in ERISA). Borrower has timely made all contributions when due with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates. All Pension Plans and multi-employer pension plans to which Borrower participates are listed on Exhibit "5.11" attached hereto and made a part hereof.

                  (d) Borrower is not in violation of, and has not received written notice that it is in violation of, or has knowingly caused any Person to violate any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, environmental laws and regulations).

         5.12.....Business Interruptions:  Except as set forth in Exhibit "5.12"
hereof, within five (5) years prior to the date hereof, none of the business, Property or operations of Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting the business being operated by Borrower.

         5.13.....Names:

                  (a) Within five (5) years prior to the Closing Date, Borrower has not conducted business under or used any other name (whether corporate or assumed) except for the names shown on Exhibit "5.13(a)", attached hereto and made a part hereof. Borrower is the sole owner of all names listed on such Exhibit "5.13(a)" and any and all business done and all invoices issued in such trade names are Borrower's sales, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate corporate subsidiary or affiliate or independent entity.

                  (b) All registered trademarks, patents or copyrights, or such as to which applications for registration have been submitted, which Borrower uses, plans to use or has a right to use are listed on Exhibit "5.13(b)" attached hereto and made a part hereof. The Borrower is the sole owner of such Property except to the extent any other Person has claims or rights in such Property, as such claims and rights are described on such Exhibit "5.13(b)". To the best of Borrower's knowledge, Borrower is not in violation of any rights of any other Person with respect to such Property.

         5.14.....Other  Associations:  Borrower is not engaged or does not have an interest in any joint venture or partnership with any other Person except as described on Exhibit "5.14" hereto and made a part hereof.

         5.15.....Environmental Matters:  Borrower has no knowledge:

                  (a) of the presence of any Hazardous Substances that require remediation under any applicable environmental statute, rule or regulation of any governmental entity presently in effect on any of the real property on which the Collateral is located including, without limitation, the properties listed on Exhibit 5.15(a), or

                  (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property in violation of any applicable environmental statute, rule or regulation of any governmental entity presently in effect, or

                  (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring at other real properties as a result of the activities or omissions of Borrower or for which Borrower is reasonably likely to be held responsible in violation of any applicable environmental statute, rule or regulation of any governmental entity presently in effect, or

                  (d) of any notice, summons, citation or other communication sent to Borrower from any state or federal agency concerning any intentional or unintentional action or conduct, inaction or omission, past or present which is or may be in violation of any state or federal environmental law, rule or regulation.

As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property.

         5.16.....Regulation  O: No  director,  executive  officer or  principal shareholder of Borrower is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director" (when used with reference to a Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         5.17.....Capital Stock: The authorized and outstanding capital stock of
Borrower is as set forth on Exhibit "5.17" attached hereto and made a part hereof. All of the outstanding capital stock of Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in Exhibit "5.17", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which Borrower or any of its shareholders is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any pre-emptive rights held by any Person with respect to the shares of Borrower's capital stock. Except as set forth in Exhibit "5.17", Borrower has not issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

         5.18.....Solvency:  Borrower is solvent,  able to pay its debts as they become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

         5.19.....Patents, Trademarks, Etc.: Except as set forth on Exhibit 5.19 attached hereto and made a part hereof, (a) Borrower does not require any patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other intellectual property in order to conduct business; and (b) Agent will not require any patents, trademarks or other intellectual property or any licenses to use the same in order conduct business after the occurrence of an Event of Default.

         5.20.....Investment  Company:  Borrower is not an "investment  company"
registered or required to be registered under the Investment Company Act of 1940, as amended, nor is Borrower controlled by such a company.

         5.21.....Year  2000  Compliance:  Each  Borrower  will have, by June of
1999, reviewed its operations with a view to assessing whether its business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, Software or any equipment containing embedded microchips used in their business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Each Borrower has taken all action necessary to assure that there will be no Material Adverse Effect on any of Borrower=s business by reason of the advent of the year 2000. In addition, all Software included within the general intangibles described in Section 3.1(a)(iv) produced by each Borrower will, after December 31, 1999, function at least as effectively as it would have prior to January 1, 2000. Each Borrower represents and warrants that the Software is and shall remain Century Compliant. Without limiting the generality of the foregoing, each Borrower represents and warrants that all such Software can currently and shall, during the Y2K Period, continue to (a) manage and manipulate data involving all dates within the Y2K Period (including the fact that the year 2000 is a leap year) without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates within the Y2K Period without inaccurate results related to such dates; (c) have user interfaces and data fields formatted to distinguish between dates within the Y2K Period; and (d) store all core application data in a format that includes indications of the millennium, century, and decade as well as the actual year.

         5.22.....Location  of  Customer  Lists:  Borrower  has a  complete  and accurate list of all of RCM=s and its Subsidiaries= customers names and addresses kept at 277 Fairfield Road, Suite 210, Fairfield, New Jersey, 07004.

SECTION 6.  AFFIRMATIVE COVENANTS

         Borrower covenants that until all of the Obligations to Lenders are indefeasibly paid and satisfied in full and the Revolving Credit has been terminated:

     6.1......Payment  of Taxes and  Claims:  Borrower  shall pay,  before  they become delinquent, ---------------------------
     (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and
                  (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons entitled to the benefit of statutory or common law Liens, which, if unpaid, would result in the imposition of a Lien upon its Property; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by Borrower, and if Borrower shall have set aside on its books adequate reserves in respect thereof, in accordance with GAAP; which deferment of payment is permissible so long as no Lien other than a Permitted Lien has been entered and Borrower's title to, and its right to use, its Property are not materially adversely affected thereby.

         6.2......Maintenance of Properties and Corporate Existence:

                  (a) Property - Borrower shall maintain its Property in good condition and make all renewals, replacements, additions, betterments and improvements thereto in the ordinary course of business, as Borrower deems reasonably necessary in good faith in the exercise of its business judgment, and will pay and discharge when due the cost of repairs and maintenance to its Property.

                  (b) Property Insurance - Borrower shall maintain insurance on all insurable tangible Property against fire, flood, casualty and such other hazards (including, without limitation, extended coverage, workmen's compensation, boiler and machinery) in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrower and reasonably acceptable to Agent. At or prior to Closing, Borrower shall furnish Agent with a schedule of all such insurance prepared by its insurance broker, and certificates of insurance with respect thereto (including the text of the Lender's Loss Payable Clause in favor of Agent required below), or such other evidence of insurance as Agent may require. Borrower shall furnish Agent with a copy of such policy within thirty (30) days after Closing. In the event Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Agent (on behalf of Lenders) may do so for Borrower, but Borrower shall continue to be liable for the same. The policies of all casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of Agent (on behalf of Lenders) indicating that Agent is sole Lender Loss Payee, under which all losses thereunder shall be paid to Agent (on behalf of Lenders) as Agent's interest may appear provided that Agent will release insurance proceeds to Borrower for repair or replacement provided that Borrower demonstrates to the satisfaction of Agent that (i) the business interruption resulting from the casualty will not have a Material Adverse Effect; (ii) the Borrower has the financial resources to effectuate repairs and/or restoration; and (iii) the repairs and/or restoration can be completed within sixty (60) days. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Agent and shall insure Lenders notwithstanding the act or neglect of Borrower. Borrower hereby appoints Agent as its attorney-in-fact, exercisable at Agent's option (without any obligation to do so), to endorse any check which may be payable to Borrower, and to file proofs of loss with respect to any insurance claims, in order to collect the proceeds of such insurance and any amount or amounts collected by Agent pursuant to the provisions of this paragraph may be applied by Agent to the Obligations. Borrower further covenants that all insurance premiums due and owing under their current casualty policies have been paid. Borrower also agrees to notify Agent, promptly, upon any receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

                  (c) Public and Products Liability Insurance - Borrower shall maintain, and shall deliver to Agent upon Agent's request evidence of, public liability and business interruption insurance in such amounts as are reasonably acceptable to Agent, but in any event not more than are customary for companies in the same or similar businesses located in the same or similar area.

                  (d) Financial Records - Consistent with the existing practice of Borrower, it shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower shall not change its fiscal year end date without providing Agent thirty (30) days prior written notice thereof, provided that Borrower may make such change only once prior to the Revolving Credit Termination Date.

                  (e) Corporate Existence and Rights - Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing in all jurisdictions where its failure to be in good standing would likely result in a Material Adverse Effect, and all of its rights, licenses and franchises, the absence of which might result in a Material Adverse Effect.

                  (f)  Compliance  with Laws - Borrower shall (i) be in material compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including, without limitation, environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices); (ii) shall obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain or maintain causes or might cause a Material Adverse Effect. Borrower shall timely satisfy all assessments, fines, costs and penalties imposed by any governmental body against Borrower or any Property of Borrower subject to the provisions of Section 6.1 above.

         6.3......Business Conducted:

                  (a) Borrower shall continue in the business presently operated by it using commercially reasonable efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any material respect in any line of business substantially different from the business conducted by the Borrower immediately prior to the Closing Date, unless such line of business is reasonably related to such business so conducted prior to the Closing Date.

     ........(b)  Borrower shall materially  comply with all agreements to which it is a party and by which it is bound and comply with all laws and regulations applicable to it.
         6.4......Litigation:  Borrower,  upon having knowledge  thereof,  shall give prompt notice to Agent of (a) the commencement against Borrower of any litigation claiming from Borrower more than $50,000 in excess of any available insurance coverage Borrower may have for such claim, and (b) any other claims made against Borrower, or investigations or proceedings commenced against Borrower the existence of which or adverse disposition of which might have a Material Adverse Effect.

         6.5......Taxes:

                  (a) Notwithstanding any other provision of this Agreement other than 6.5(f) and (g), any and all payments by Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts or withholding taxes, and all liabilities with respect thereto, excluding taxes imposed on Agent's or any Lender's net income or gross receipts and capital stock or franchise taxes or similar taxes imposed on Agent or any Lender (all such non-excluded taxes, levies, imports, withholding taxes and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5) such Lender or Agent shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and
(iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

                  (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other general intangible, excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Borrower will indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.5) paid by such Lender or Agent in respect of any and all payments made by Borrower hereunder, as the case may be, and any liability (including penalties, interest and expenses other than those resulting from the failure of a Lender or Agent to pay any Taxes or Other Taxes for which it shall have received an indemnity payment hereunder) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made promptly after the date any Lender or Agent, as the case may be, makes written demand therefor showing in reasonable detail the basis for such demands. If a Lender or Agent shall become aware that it is entitled to receive a refund of taxes or other taxes (including penalties and interest) paid or indemnified by Borrower under this Section, it shall notify Borrower and shall, promptly after receipt of a request by Borrower, apply for and pursue such a refund at Borrower's expense. If any Lender or Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or Agent has received payment from Borrower hereunder it shall promptly upon receipt repay such refund to Borrower without interest, except to the extent interest shall have accompanied such refund, provided that Borrower, upon the request of such Lender or Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender or Agent in the event such Lender or Agent is required to repay such refund.

                  (d) Within 45 days after the date of any payment of Taxes or Other Taxes withheld by Borrower in respect of any payment to any Lender or Agent, Borrower will furnish to the Agent, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 6.5 shall survive the payment in full of principal and interest hereunder.

                  (f) On or prior to the date it becomes a party to this Agreement, each Lender that is organized outside of the United States shall deliver to Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 4224, 1001 or W-8 and any other certificate or statement or exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty. In addition, each such Lender shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time, including, without limitation, Internal Revenue Service Form W-8, establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from Borrower or Agent. Unless Borrower and Agent have timely received forms or other documents satisfactory to them indicating that payments hereunder or under the Revolving Credit Notes are not subject to United States Federal withholding tax under an applicable tax treaty, Borrower or Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g)  Borrower  shall  not be  required  to pay any  additional amounts to any Lender in respect of United States Federal withholding tax pursuant to this Section 6.5 if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to deliver the certificate, documents or other evidence specified in this Section 6.5 unless such failure is attributable to (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Lender becomes a party to this Agreement, provided, however, that such Lender shall promptly notify Borrower of any such matter described in clause (i) or (ii) above upon its learning of the same and shall thereafter take all reasonable actions resulting from such matter including delivering certificates, documents or other evidence as may be necessary to eliminate or reduce the amount of tax required to be withheld.

                  (h) Any Lender claiming any additional amounts payable pursuant to this Section 6.5 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by Borrower or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not result in the incurrence by such Lender of any cost for which Borrower does not provide such security or indemnity as may be reasonably required by the Lender to indemnify it in full for such cost and would not in the judgment of such Lender be otherwise disadvantageous to it. Each Lender agrees with reasonable promptness to notify Borrower of any determination which it shall make to make any claim for additional amounts payable pursuant to this Section 6.5.

     6.6......Bank  Accounts:  Borrower shall maintain its principal  depository and disbursement account(s) -------------- with Agent.

         6.7......Employee Benefit Plans: Borrower will (a) fund all its Pension
Plan(s) in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Agent, promptly upon Agent's request of the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service ("IRS") with respect to all Pension Plan(s), or which Borrower, or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Pension Plan(s), and (c) promptly advise Agent of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the
PBGC) or prohibited transaction (under Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any such Pension Plan(s) and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise Agent (i) upon its receipt of notice of the assertion against it of a claim for withdrawal liability, (ii) upon the occurrence of any event which, to the best of Borrower's knowledge, would trigger the assertion of a claim for withdrawal liability against Borrower, and (iii) upon the occurrence of any event which, to the best of Borrower's knowledge upon its learning of the same, has placed Borrower in a Controlled Group as a result of which any member (including Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

         6.8......Warranties  for Future Advances:  Each request by Borrower for an Advance under the Revolving Credit in any form following the Closing Date shall constitute an automatic representation and warranty, the truth and accuracy of such representation and warranty of which shall be a further condition to the funding of each Advance, by Borrower to the effect that (without waiving, impairing or limiting the rights of Agent and the Lenders under Section 8 below):

                  (a) There has not occurred any event or occurrence since the date of delivery of Borrower's most recent financial statements which has resulted in, or has had, a Material Adverse Effect.
     (b) No Event of Default or Unmatured Event of Default; then exists;
                  (c) Each Advance is within and complies with the terms and conditions of this Agreement including without limitation the notice provisions contained in Section 2.2 hereof; and

                  (d) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects; provided that Borrower may update all Exhibits and prepare additional Exhibits so that all such Exhibits and the representations and warranties, taken together, accurately reflect the state of Borrower's affairs as of the date of a request for an Advance by giving written notice thereof to Agent, and further provided that such updated and additional Exhibits do not reflect events or conditions which constitute violations of Section 6 or 7 hereof or otherwise reflect material adverse developments.

         6.9......Financial  Covenants:  RCM shall  maintain and comply with the following financial covenants, to be tested on a consolidated basis quarterly on a rolling two quarters times two basis, (trailing unadjusted EBITDA of all acquisitions will be included for covenant compliance purposes) (calculated on the basis of GAAP):

                  (a) Fixed Charge Ratio shall be maintained at a minimum of 1.25x (contingent payments to acquirees are excluded from this calculation);

                  (b)      Total Funded Debt to EBITDA shall not exceed 3.25x;

     (c) Interest Coverage shall be maintained at a minimum of 3.50X; and
     (d) RCM shall maintain, on a consolidated basis, a Net Worth no less than the Minimum Net Worth.

     6.10.....Financial  and Business  Information:  Borrower  shall  deliver to
Agent the following: ----------------------------------
                  (a) Financial Statements and Collateral Reports: Such data, reports, statements and information, financial or otherwise, as Agent may reasonably request, including, without limitation:

     (i)...... within ninety (90) days after the end of each fiscal year of RCM, financial statements of Borrower for such year on a consolidated (and unaudited consolidating) basis, eliminating inter-company transactions, including the balance sheet as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and certified on an unqualified basis by independent public accountants of recognized standing, selected by Borrower and reasonably satisfactory to the Agent ( provided that Borrower=s current accountant, Grant Thornton, any ABig 6" accounting firm or any other accounting firm reasonably approved by the Agent shall be deemed satisfactory), to have been prepared in accordance with GAAP, along with Borrower's Form 10K Report filed with the SEC and a management letter.

     (ii)  ...within  fifteen  (15)  days  of the end of  each  calendar  month,
Borrower's certificates and such other reports as Agent deems reasonably necessary.
     (iii) ...quarterly covenant compliance certificates in a form reasonably satisfactory to Lender, signed on Borrower=s behalf by Borrower=s CFO, to accompany quarterly financials.
     (iv).....no  later than  forty-five  (45) days after the end of each fiscal year, Borrower=s form 10-Q filed with the SEC, annual projections for the upcoming/current fiscal year of profit and loss, cash flows and balance sheets prepared on a monthly basis in a manner consistent with the prior year's financial statements, all in form reasonably satisfactory to Agent.
     (v)......Copies  of all other  periodic or episodic SEC filings by Borrower to be delivered promptly after such filing, including Forms 10-K and 8-K, registration statements and prospectuses.

     (vi).....Quarterly  covenant compliance certificates in a form satisfactory to Agent, signed on behalf of Borrower by its Chief Financial Officer, to accompany quarterly financials.
     (vii)....Updated  customer  lists within  thirty (30) days after the end of each calendar quarter.
                  (b) Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes an Event of Default under this Agreement, or which with the passage of time or the giving of notice, or both, could become an Event of Default hereunder, a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take) with respect thereto;

                  (c) Notice of Claimed Default - promptly upon receipt by Borrower, notice of default, oral or written, given to Borrower by any creditor for borrowed money in excess of $100,000;

                  (d) Securities and Other Reports - if Borrower shall be required to file reports with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

         6.11.....Officers' and Accountant's Certificates: Along with the set of financial statements and other reports delivered to Agent and each Lender at the end of each fiscal quarter and fiscal year, as applicable, pursuant to Section 6.10(a) hereof, Borrower shall deliver to Agent a certificate (in the form of Exhibit "6.11" attached hereto and made a part hereof) from Borrowers signed on its behalf by the chief financial officer of Borrower setting forth:

                  (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether Borrower is in compliance with the requirements of Section 6.9 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under Section 6.10; and

                  (b) Event of Default - that the signer in his capacity as an officer of Borrower has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or an Unmatured Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

         6.12.....Inspection:  So long  as  Borrower  is  indebted  to  Lenders,
Borrower will permit any of Agent's officers or other representatives to visit and inspect any of the locations of Borrower at any time during normal business hours, provided that prior to the occurrence of any Event of Default or an event which with the passage of time, the giving of notice or both would become an Event of Default, Agent shall give Borrower reasonable prior notice of each visit, to examine and audit all of Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. Borrower hereby irrevocably authorizes and directs all such accountants and auditors to exhibit and deliver to Agent copies of any and all of Borrower's financial statements or other accounting records of any sort in the accountant's or auditor's possession. Normal and customary Expenses for such activities (plus Agent's reasonable out-of-pocket expenses) associated with said inspections shall be paid for by the Borrower. Absent an Event of Default, said inspections shall be limited to four times per year.

         6.13.....Tax Returns and Reports: At Agent's request from time to time,
Borrower shall promptly furnish Agent with copies of its annual federal and state income tax returns. Borrower further agrees that, if requested by Agent, it shall promptly furnish Agent with copies of all reports filed by it with any federal, state or local governmental authority or agency, board or commission.
         6.14.....Information  to  Participant:  Each  Lender may divulge to any participant, co-lender or assignee or prospective participant, co-lender or assignee it is permitted to obtain in the Credit Facility, or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents; provided, however that Lender and any potential participant, co-lender or assignee agrees to hold in confidence all confidential or proprietary information not otherwise public (as indicated by Borrower) provided to them by Borrower, Agent or such Lender except
(a) to the extent that the statute, ordinance, regulation, rule or order or any subpoena or any governmental inquiry or by reason of any bank regulation in connection with bank examination, and (b) such potential participant, co-lender or assignee shall not be prohibited from disclosing any such information to any of their agents, officers, employees, attorneys, accountants or consultants who shall be informed of this provision.

         6.15.....Material  Adverse Developments:  Borrower agrees that promptly after becoming aware of any development or other information which would reasonably be expected to have or cause a Material Adverse Effect, it shall give to Agent telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Agent on the next business day after such verbal notice is given.

         6.16.....Name Changes,  Places of Business:  Borrower shall give thirty
(30) days prior written notice to Agent of any name change or change in the location of any of its respective places of business, of the places where records concerning its Accounts are kept, or the establishment of any new, or the discontinuance of any existing place of business which may require the filing of new financing statements or other documents in connection with the perfection of Lenders= Liens on Collateral.

         6.17.....Change  in Chief  Executive  Officer:  In the event  that Leon
Kopyt leaves his position as CEO of RCM Technologies, Inc., Borrower will obtain within 180 days the written consent of Majority Lenders with respect to any proposed replacement which consent shall not be unreasonably withheld.

         6.18.....Year  2000  Compliance:  As of June 1, 1999 each Borrower will have taken all action necessary to assure that there will be no Material Adverse Effect on such Borrower=s business by reason of the advent of the Year 2000, including, without limitation, that all computer based systems, embedded microchips and other processing capabilities effectively recognize and process dates after December 31, 1999. At Agent=s request, each Borrower shall provide to Agent assurance reasonably acceptable to Agent that such Borrower=s computer based systems, embedded microchips and other processing capabilities will function after December 31, 1999 as well as they function prior to January 1, 2000. Each Borrower covenants that it shall cause all Software included in the general intangibles described in Section 3.1(a)(iv) to remain Century Compliant. Without limiting the generality of the foregoing, each Borrower covenants that all such Software can currently and shall, during the Y2K Period, continue to
(a) manage and manipulate data involving all dates within the Y2K Period (including the fact that the year 2000 is a leap year) without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates within the Y2K Period without inaccurate results related to such dates; (c) have user interfaces and data fields formatted to distinguish between dates within the Y2K Period; and (d) store all core application data in a format that includes indications of the millennium, century, and decade as well as the actual year.

SECTION 7.  NEGATIVE COVENANTS:

         Borrower covenants that until all of the Obligations to Lenders are indefeasibly paid and satisfied in full and the Revolving Credit has been terminated, that:

         7.1......Merger, Consolidation, Dissolution or Liquidation:

                  (a) Borrower shall not sell, lease, license, transfer or otherwise dispose of its Property except for equipment in the ordinary course of Borrower=s business.

                  (b) Except for Permitted Acquisitions and mergers, Borrower shall not merge or consolidate with any other Person, or commence a dissolution or liquidation, except that any subsidiary may merge into Borrower or another Subsidiary.

         7.2......Acquisitions:  Except  for  Permitted  Acquisitions,  Borrower
shall not acquire all or a material portion of the stock, securities or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction.

         7.3......Liens  and  Encumbrances:  Borrower  shall not:  (i) execute a negative pledge agreement with any Person other than Agent and/or Lenders covering any of its Property except with respect to property assigned pursuant to a permitted capitalized lease or purchase money financing or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its Property (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim except for Permitted Liens. As used herein, "Permitted Liens" means:

                  (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons, provided the payment thereof is not at the time required by Section 6.1;

                  (b) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment, insurance, social security and other like laws;

                  (c)  Liens described in Exhibit 5.4 and replacements thereof;

                  (d) Liens constituting purchase money security interests in equipment, capitalized leases or finance leases hereafter created by Borrower to Persons providing financing for Capital Expenditures permitted under this Agreement so long as each obligation secured by a Lien permitted by this subparagraph (d) does not exceed 100% of the total cost (including interest) to acquire and install such Property and such Lien extends only to the Property actually acquired with such financing and the proceeds thereof and the aggregate total of all secured obligations permitted under this subparagraph (d) plus Capital Expenditures do not exceed the amount permitted in Section 7.9;

     (e) Liens or capital leases on assets of any Person acquired pursuant to a Permitted Acquisition; and

                  (f)      Liens granted hereunder.

         7.4......Transactions With Affiliates or Subsidiaries:

                  (a) Borrower shall not enter into any transaction with any Affiliate or Subsidiary including, without limitation, the purchase, sale, or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary, unless (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by Borrower, and the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a Subsidiary, and (ii) such transaction is not otherwise prohibited hereunder.

                  (b) Borrower shall not create or acquire any Subsidiary, except as a result of a Permitted Acquisition.

         7.5......Guarantees:  Excepting the  endorsement in the ordinary course of business of negotiable instruments for deposit or collection, Borrower shall not become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any Person.

         7.6......Distributions,  Redemptions and Other  Indebtedness:  Borrower
shall not: (a) declare or pay or make any forms of Distribution to its shareholders, their successors or assigns; (b) make any prepayments on any existing or future indebtedness for borrowed money to any Person without the prior written consent of Agent which consent will not be unreasonably withheld; or (c) hereafter borrow money other than from Lenders hereunder except in connection with borrowed money giving rise to a Permitted Lien under Section 7.3(d) and, in connection with Permitted Acquisitions, subordinated Sellers Notes on terms and conditions reasonably acceptable to Agent.

         7.7......Loans  and  Investments:  Borrower  shall  not  make  or  have outstanding loans, advances, extensions of credit or capital contributions to, or investments in, any Person other than advances made to employees for travel, expenses and other business related activities, in the ordinary course of Borrower's business, in an aggregate amount not to exceed $500,000 outstanding at any one time.

         7.8......Use of Lenders' Name: Borrower shall not use any Lender's name
(or the name of any of any Lender's affiliates) or Agent's name in connection with any of its business operations except to identify the existence of the Credit Facility and the names of the Lenders and Agent in the ordinary course of Borrower's business. Nothing herein contained is intended to permit or authorize Borrower to make any commitment or contract on behalf of any Lender or Agent. Agent and Lenders may, however, publish the existence of the Credit Facility and prepare "tombstones" to memorialize the transaction.

         7.9......Capital  Expenditures:  Borrower  shall  not  permit,  in  the aggregate, capital expenditures and/or purchase money secured financing (excluding acquisitions) to exceed in the aggregate , $1,500,000 in any rolling four quarter period. All leases, excluding real estate, operating leases and car leases, shall be assumed to be capital leases for purposes of CAPEX calculations.

         7.10.....Miscellaneous Covenants:

                  (a) Borrower shall not become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs Borrower's ability to perform under this Agreement, or under any other instrument, agreement or document to which Borrower is a party or by which it is or may be bound.

                  (b) Borrower shall not carry or purchase any "margin stock" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

     7.11.....Change  of  Ownership  Interests:  Borrower  shall not  change its ownership or dispose of or -------------------------------
transfer any ownership interest in its wholly owned Subsidiaries.


SECTION 8.  DEFAULT

         8.1......Events  of  Default:   Each  of  the  following  events  shall
constitute an event of default ("Event of Default") and the Majority Lenders shall have the option to cause Agent, to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) shall automatically cause an acceleration of the Obligations):

                  (a) Payments - if Borrower fails to make any payment of principal or interest, or any fees, under the Revolving Credit on the due date of such payment; or

                  (b) Other Charges - if Borrower fails to pay any other charges, Expenses or other monetary obligations owing to any Lender or Agent arising out of or incurred in connection with this Agreement within five (5) days after notice that such payment was not made when due or demanded, as applicable; or

                  (c) Covenant Defaults - the failure of Borrower to duly perform or observe any obligation, covenant, or agreement on its part contained herein or in any other Loan Document or in any other existing or future agreement, (related or unrelated) between Borrower and Agent or any Lender or all Lenders not otherwise specifically constituting an Event of Default under this Section 8 and such failure continues unremedied for a period of thirty (30) Business Days after the earlier of (i) notice from Bank to Borrower of the existence of such failure, or (ii) any officer or principal of Borrower knows or should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy as determined by Agent or consists of a default on account of the payment of any sum due hereunder or under the Loan Documents or of any of the financial covenants in Section 6.9 or was wilfully caused or permitted by Borrower, Borrower shall not be entitled to any notice or grace hereunder; or

                  (d) Financial Information - if any statement, report, financial statement, or certificate made or delivered at any time by Borrower or any of its officers, employees or agents, to Agent or any Lender is not true and correct, in all material respects, when made; or

                  (e) Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction with respect to any portion of any Property of Borrower which is reasonably likely to result in a Material Adverse Effect; or

                  (f) Warranties or Representations - if any warranty, representation or other statement by or on behalf of Borrower contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made or deemed made; or

                  (g) Agreements with Others - if there shall be any default by Borrower beyond any grace period under any agreement with any other creditor for borrowed money in excess of $100,000, and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness, or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause or to permit the relevant creditor to cause Borrower's obligations which are the subject thereof to become due prior to their maturity date or prior to their regularly scheduled date of payment;


                  (h) Judgments - if any final judgment is entered against Borrower for the payment of money in excess of $50,000 which shall not be satisfied, dismissed or bonded pending appeal within 30 days after the entry thereof; or


                  (i) Assignment for Benefit of Creditors, etc. - if Borrower makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower; or


                  (j) Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any case or proceeding for reorganization or liquidation of Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; provided, however, that Borrower shall have sixty (60) days to obtain the dismissal or discharge of any involuntary proceeding filed against it, it being understood that during such sixty (60) day period, no Lender shall be obligated to make Advances hereunder and Agent may seek adequate protection in any bankruptcy proceeding; or


                  (k) Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for a material portion of Borrower's Property; or


     (l) Execution Process, Seizure, etc. - if any Property of Borrower, with an aggregate cost in excess of $250,000 is seized by any governmental entity (federal, state or local), landlord or other Person without Borrower's consent; or

                  (m) Termination of Business - if Borrower ceases any material portion of its business operations as presently conducted; or

                  (n) Pension Benefits, etc. - if Borrower fails to comply with ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer Borrower's employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

                  (o) Criminal Conduct and Investigations - if Borrower commits or is indicted for committing any crime or if any proceeding or investigation by any governmental body is pending an adverse disposition of which would be reasonably likely to result in the forfeiture of any material Property of Borrower to any governmental entity, federal, state or local; or

                  (p) Chief Executive Officer - if Leon Kopyt is no longer active in his capacity as CEO of RCM, unless a replacement is hired within 180 days that is reasonably satisfactory to Majority Lenders; or

     (q) Material Adverse Effect - the happening of any event or occurrence which results in or ------------------------
causes a Material Adverse Effect.

     8.2......Cure  - Nothing  contained in this Agreement or the Loan Documents shall be deemed to compel ----
Agent and/or Lenders to accept a cure of any Event of Default hereunder.

         8.3......Rights and Remedies on Default:

                  (a) In addition to all other rights, options and remedies granted or available to Agent or Lenders under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default, or any event which with the giving of notice or the passage of time, or both, would become an Event of Default, the Majority Lenders shall have the option to instruct Agent to direct Lenders, to, withhold or cease making Advances under the Revolving Credit.

                  (b) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), Agent may, at the discretion of the Majority Lenders after the occurrence and during the continuance of an Event of Default, terminate the Credit Facility.

                  (c) In addition to all other rights, options and remedies granted or available to Agent, under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), upon or at any time after the occurrence and during the continuance of an Event of Default Borrower shall be obligated to deliver and pledge to Agent, on behalf of all Lenders.

                  (d) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), Agent may, at the discretion of the Majority Lenders, upon or at any time following the occurrence of an Event of Default exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

     (i)......The  right to take  possession  of,  send  notices  regarding  and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to Borrower to an address designated by Agent); or

     (ii).....By  its own means or with judicial  assistance,  enter  Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and Borrower shall not resist or interfere with such action; or

     (iii)....Require Borrower at Borrower's expense to assemble all or any part of the  Collateral  and make it  available to Agent at any place  designated  by
Agent;
     (iv).....The  right to reduce the  Revolving  Credit Limit or to modify the terms and conditions upon which Lenders may be willing to consider making Advances under the Credit Facility.

                  (e) Borrower hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrower. Borrower covenants and agrees not to interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

         8.4......Nature  of Remedies:  All rights and remedies granted Agent or
Lenders hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Agent may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Agent, at the discretion of the Majority Lenders, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower or any of the Collateral, at any time, under any agreement, with any available remedy and in any order.

         8.5......Set-Off:  If any bank  account of  Borrower  with  Agent,  any
Lender or any participant is attached or otherwise liened or levied upon by any third party, Agent and/or Lender (and such participant) as agent for Lenders shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or amount thus set-off against any of the Obligations hereunder.

SECTION 9.  AGENT

         9.1......Appointment   and   Authorization.   Each  Lender,   and  each
subsequent holder of any of the Notes by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except as may be otherwise expressly provided herein, Borrower is hereby authorized by the Lenders to deal solely with the Agent in all transactions which affect the Lenders under this Agreement and the Loan Documents. The rights, privileges and remedies accorded to the Agent hereunder shall be exercised by the Agent on behalf of all of the Lenders.

         9.2......General Immunity. Subject to the provisions of this Agreement, the Agent will handle all transactions relating to the Loans and all other Obligations, including, without limitation, all transactions with respect to this Agreement, the Loan Documents and all related documents in accordance with its usual banking practices. In performing its duties as Agent hereunder, the Agent will take the same care as it takes in connection with loans in which it alone is interested. However, neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

         9.3......Consultation  with  Counsel.  The Agent may consult with legal counsel and any other professional advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         9.4......Documents. The Agent shall not be under a duty to examine into or pass upon the effectiveness, genuineness or validity of this Agreement or any of the Revolving Credit Notes or any other instrument or document furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition the Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of such instrument or document.

         9.5......Rights  as a Lender.  With respect to its  applicable Pro Rata
Percentage of the Credit Facility, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Subject to the provisions of this Agreement, the Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with Borrower and its Affiliates as if it were not the Agent.

         9.6......Responsibility of Agent. It is expressly understood and agreed that the obligations of the Agent hereunder are only those expressly set forth in this Agreement and that the Agent shall be entitled to assume that no Event of Default, and no event which with the passage of time, or the giving of notice, would constitute an Event of Default, has occurred and is continuing, unless the Agent has actual knowledge of such fact. Except to the extent Agent is required by the Lenders pursuant to the express terms hereof to take, or refrain from taking, a specific action, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement and the Loan Documents. Except gross negligence or wilful misconduct, the Agent shall incur no liability under or in respect of this Agreement and the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances. The relationship between the Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute the Agent a joint venturer with any Lender, a trustee or fiduciary for any of the Lenders or for the holder of a participation therein nor impose on the Agent duties and obligations other than those set forth herein.

         9.7......Collections and Disbursements.

                  (a) The Agent will have the right to collect and receive all payments of the Obligations, together with all fees, charges or other amounts due under this Agreement and the Loan Documents. On each Settlement Date, Agent shall make a determination of the actual outstanding dollar amount of each Lender's Loans based upon its Pro Rata Percentage (or such lesser percentage if such Lender has failed to remit a required payment to Agent hereunder) of the outstanding principal amount of all Loans.

                  (b) Agent shall pay to each Lender, on each Settlement Date, from the interest actually received by Agent from Borrowers, a sum equal to the interest calculated for the actual number of days elapsed on the basis of a year of 360 days, on each Lender's outstanding balance of its Loans at the rate equal to the applicable rate of interest chosen by Borrower with respect to such Lender's Pro Rata Percentage of the Advances outstanding. If Agent should for any reason receive less than the full amount of the interest or other compensation due under the Loan Documents, each Lender's share of such interest or compensation shall decrease in proportion to each Lender's Pro Rata Percentage.

                  (c) If any such payment received by the Agent is rescinded, determined to be unenforceable or invalid or is otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the Loan Documents, each Lender will, upon written notice from the Agent, promptly pay over to the Agent its Pro Rata Percentage of the amount so rescinded, held unenforceable or invalid or required to be returned, together with interest and other fees thereon if also required to be rescinded or returned.

                  (d) All payments by the Agent and the Lenders to each other hereunder shall be in immediately available funds. The Agent will at all times maintain proper books of account and records reflecting the interest of each Lender in the Credit Facility and the Letters of Credit, in a manner customary to the Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours, at such Lender's sole expense. In the event that any Lender shall receive any payments in reduction of the Obligations in an amount greater than its applicable Pro Rata Percentage in respect of indebtedness to the Lenders evidenced hereby (including, without limitation amounts obtained by reason of setoffs), such Lender shall hold such excess in trust (to the extent such Lender is lawfully able to do so) for Agent (on behalf of all other Lenders) and shall promptly remit to the Agent such excess amount so that the amounts received by each Lender hereunder shall at all times be in accordance with its applicable Pro Rata Percentage. To the extent necessary for each Lender's actual percentage of all outstanding Loans to equal its applicable Pro Rata Percentage, the Lender having a greater share of any payment(s) than its applicable Pro Rata Percentage shall acquire a participation in the applicable outstanding balances of the Loans of the other Lenders as determined by Agent.

                  (e) The proceeds from the sale or disposition of any Collateral shall be applied first to Expenses incurred by Agent, then to accrued but unpaid interest, then to unpaid fees owing to Lenders and/or Agent, then on the next Settlement Date to the principal balance of Loans in accordance with percentage which each Lender's respective outstanding Loans bears to the aggregate outstanding Loans.

         9.8......Indemnification.  To the extent not promptly paid by Borrower, the Lenders hereby each indemnify the Agent ratably according to their respective Pro Rata Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under or related to this Agreement or the other Loan Documents or the Loans, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or wilful misconduct. Agent shall have the right to deduct, from any amounts to be paid by Agent to any Lender hereunder, any amounts owing to Agent by such Lender by virtue of this paragraph.

         9.9......Expenses.

                  (a) All reasonable out-of-pocket costs and out-of-pocket expenses incurred by Agent in connection with the creation, amendment, administration, termination and enforcement of the Loans (including, without limitation, audit expenses, counsel fees and expenditures to protect, preserve and defend Agent's and each Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by Lenders pro rata based on their applicable Pro Rata Percentage.
                  (b) Agent may deduct from payments or distributions to be made to Lenders such funds as may be necessary to pay or reimburse Agent for such costs or expenses.

                  (c) In connection with reimbursement of expenses set forth in this Section 9.9 and indemnification obligations set forth in Section 9.8, Agent shall provide a written statement to Lenders describing such expenses or indemnification obligations.

         9.10.....No  Reliance.  By execution  of or joining in this  Agreement, each Lender acknowledges that it has entered into this Agreement and the Loan Documents solely upon its own independent investigation and is not relying upon any information supplied by or any representations made by Agent. Each Lender shall continue to make its own analysis and evaluation of Borrower. Agent makes no representation or warranty and assumes no responsibility with respect to the financial condition or Property of Borrower, any obligor or any account debtor of Borrower; the accuracy, sufficiency or currency of any information concerning the financial condition, prospects or results of operations of Borrower; or for sufficiency, authenticity, legal effect, validity or enforceability of the Loan Documents. Agent assumes no responsibility or liability with respect to the collectibility of the Obligations or the performance by Borrower of any obligation under the Loan Documents.

         9.11.....Reporting.  During  the  term of this  Agreement,  Agent  will promptly furnish each Lender such financial statements, reports and other materials actually received by Agent. Agent will notify Lenders promptly after it receives actual knowledge of any Event of Default under the Loan Documents.

         9.12.....Removal of Agent. The Agent may resign at any time upon thirty
(30) days prior written notice thereof to Lenders and Borrower and upon receipt from Borrower of its written consent to such resignation, which consent shall not be unreasonably withheld. The Agent may be removed as Agent hereunder by the written direction of Majority Lenders (exclusive of Mellon) upon the following
(i) willful misconduct in the performance of Agent's duties or responsibilities under this Agreement; or (ii) if a receiver, trustee or conservator is appointed for Agent or any state or federal regulatory authority assumes management or control of Agent or, if under applicable law, the administrative discretionary duties and responsibilities of Agent hereunder become controlled by or subject to the approval of any state or federal regulatory authority. Upon any such removal, the Majority Lenders shall have the right to appoint a successor Agent. Upon the acceptance of the appointment as a successor Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, obligations and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder.

         9.13.....Action  on  Instructions  of  Lenders.  With  respect  to  any provision of this Agreement, or any issue arising thereunder, concerning which the Agent is authorized to act or withhold action by direction of Lenders (or as the case may be under this Agreement, the Majority Lenders), the Agent shall in all cases be fully protected in so acting, or in so refraining from acting, hereunder in accordance with written instructions signed by Lenders. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all Lenders and on all holders of the Notes.

         9.14.....Several Obligations. The obligation of each Lender is several, and neither the Agent nor any other Lender shall be responsible for any obligation or commitment hereunder of any other Lender.

         9.15.....Consent of Lenders to Agent's Rights.

                  (a) Subject to the provisions of this Section 9.15, Agent shall have the sole and exclusive right to service, administer and monitor the Loans and the Loan Documents. Agent shall, at the discretion of the Majority Lenders, have the right to exercise all rights, remedies, privileges and options under the Loan Documents, including without limitation the determination as to whether Advances should be made under the Agreement and the determination as to the basis on which and extent to which Advances may be made.

                  (b) Notwithstanding anything to the contrary contained in subparagraph (a) above, Agent shall not, without the prior written consent of all Lenders: (i) extend the Revolving Credit Term, any payment date under the Credit Facility or the Revolving Credit Maturity Date, (ii) decrease any interest rate or any fee or other amount payable for the benefit of the Lenders hereunder, (iii) compromise or settle all or any material portion of the Obligations, (iv) release any obligor from the Obligations except in connection with termination of the Revolving Credit and full payment and satisfaction of all Obligations, (v) modify Section 9.15(b) or (c) or any other provision of this Agreement or any other Loan Document expressly providing for consent of all Lenders, or the definition of Majority Lenders, (vi) release or subordinate Agent's interest (except with respect to Permitted Liens, to the extent applicable) in any Collateral except in connection with (A) a sale in the ordinary course or other permitted disposition or (B) the enforcement of the Agent's rights and interests in Collateral after the occurrence of an Event of Default; or (vii) increase the Revolving Credit Limit or the Revolving Credit Pro Rata Share of any Lender; and, except as expressly provided in this Section 9.15(b) Agent shall not, without the prior written consent of the Majority Lenders, modify, amend or waive any provision of this Agreement or the other Loan Documents unless expressly permitted herein.

                  (c) After an acceleration of the Obligations, Agent shall have the sole and exclusive right, with communication (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all right, remedies, privileges and options under the Loan Documents and available at law or in equity to protect and enforce the rights of the Lenders and collect the Obligations, including, without limitation, instituting and pursuing all legal actions against Borrower or to collect the Obligations, or defending any and all actions brought by Borrower or other Person; or incurring Expenses or otherwise making expenditures to protect the Loans, the Collateral or Lenders' rights or remedies.

                  (d) To the extent Agent is required to obtain or otherwise elects to seek the consent of Lenders to an action Agent desires to take, if any Lender fails to notify Agent, in writing, of its consent or dissent to any request of Agent hereunder within five (5) Business Days of such Lender's receipt of such request, such Lender shall be deemed not to have given its consent thereto.

                  (e) Any amendment to Section 9 of this Agreement shall not require Borrower's consent.

         9.16.....Participations  and  Assignments:  (a) Subject to subparagraph
(b) below, each Lender may at any time: (i) grant participations of its Pro Rata Percentage of Loans or in and to its interests under this Agreement (collectively, "Participations") to any other lending office of such Lender or to any other bank, lending institution or the Federal Reserve Bank ("Participants"); provided however that: all amounts payable by the Borrower to such Lender hereunder and voting rights of such Lender hereunder shall be determined as if such Lender had not granted such Participation (a change in voting rights requiring written consent of all Lenders); and any agreement pursuant to which such Lender may grant a Participation (A) shall provide that such Lender is not delegating and therefor shall retain the sole right and responsibility to exercise its rights and privileges including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement, provided, however that as between such Lender and its Participant such Lender may agree to consult with and obtain the approval of its Participant regarding any amendment, modification or waiver of any provision set forth in Section 9.15(b); and (B) shall not release or discharge such Lender from its duties and obligations, which shall remain absolute, to make Advances hereunder; and (ii) assign all or any portion of its Pro Rata Percentage of Loans and its right, title and interest therein or in and to this Agreement to a Lender or any affiliate of a Lender, or to any other bank or financial institution, with the prior written consent of the Agent and Borrower provided that Borrower's consent shall not be required after the occurrence and during the continuance of an Event of Default; and provided further that each Lender's Revolving Credit Pro Rata Share shall be at least $5,000,000. Notwithstanding anything to the contrary contained herein, each Lender may at any time collaterally assign all or any portion of its rights under this Agreement and its Revolving Credit Notes to any Federal Reserve Bank to secure overnight deposits, provided that no such assignment shall release the assignor Lender from its obligations hereunder.

                  (b) Sales and/or assignments must be in minimum amounts of $5,000,000 and Agent fees attendant thereto in the amount of $4,000 per assignment. Borrower will not be responsible for the payment of any fees in connection with any said sale and/or assignment. Provided further, transferability of voting rights in connection with transfers of participation interests shall be limited to changes in principal, decreases in rate, decreases in fees, changes in term, and release of collateral. Assignments will require the written consent of Agent and, absent an Event of Default, Borrower, except for assignments to an affiliate of the assigning Lender, to another Lender or to the Federal Reserve Bank. Consents to assignments shall not be unreasonably withheld.

SECTION 10.  MISCELLANEOUS

         10.1.....GOVERNING LAW: THIS AGREEMENT,  AND ALL RELATED AGREEMENTS AND
DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY
PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

         10.2.....Integrated Agreement: The Notes, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lenders' and Agent's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

         10.3.....Waiver:

                  (a) No omission or delay by Agent or Lenders in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Agent and then only to the extent specified.

                  (b) Borrower releases and shall indemnify, defend and hold harmless Agent and Lenders, and their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, and out-of-pocket losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of Agent or Lenders constituting wilful misconduct or gross negligence. The obligations of Borrower under this Section 10.3(b) shall survive the occurrence of any and all events whatsoever, including without limitation, payment of the Obligations or investigation by or knowledge of Lenders.

         10.4.....Time: Whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day except with respect to the repayment of LIBOR Based Loans as set forth in Section 2.3(b)(ii). Time is of the essence in the performance under all provisions of this Agreement and all related agreements and documents.

         10.5.....Expenses  of Agent and  Lenders:  At Closing  and from time to time thereafter, Borrower will pay all reasonable expenses of Agent on demand (including, without limitation, search costs, audit fees, appraisal fees, environmental fees and the reasonable fees and expenses of legal counsel for Agent) relating to the closing of this Agreement, and all related agreements and documents, including, without limitation, closing, enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Agent and Lenders in and to the Loans and Collateral or otherwise hereunder, and any expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement. Borrower further agrees to pay, or reimburse Lenders for, all reasonable out-of-pocket costs and expenses, including without limitation attorneys' fees (including the allocated costs of in-house counsel), incurred in connection with the enforcement, protection and defense of their rights in and to the Loans and the Collateral or otherwise hereunder, following acceleration of the Obligations after the occurrence of an Event of Default hereunder or following the failure to repay the Obligations in full upon maturity. Collectively all of the foregoing are referred to as the "Expenses."
         10.6.....Brokerage: This transaction was brought about and entered into by Agent,  Lenders and Borrower  acting as  principals  and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents that it has not committed Agent or any Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Agent or any Lender by any broker, finder or agent or other person as a result of Borrower=s engaging thereof, Borrower hereby indemnifies, defends and saves such party harmless against such claim and further will defend, with counsel satisfactory to Agent, any action or actions to recover on such claim, at Borrower's own cost and expense, including such party's reasonable counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in such party's favor, the amount demanded shall be deemed a liability of Borrower under this Agreement.
         10.7.....Notices:

                  (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

         If to Agent to:   .........Mellon Bank, N.A.
                                    610 West Germantown Pike
                                    Suite 200
                                    Plymouth Meeting, Pennsylvania 19462
                                    Attn.: Marita McGough Carb, Vice President
                                    Telecopy No.: 610/941-4136


         With copies to:   Blank Rome Comisky & McCauley LLP
                                    Woodland Falls Corporate Park
                                    210 Lake Drive East
                                    Cherry Hill, New Jersey 08002
                                    Attn: Peter W. Leibundgut, Esquire
                                    Telecopy No.: 609/779-7647

         If to Borrower to:.........RCM Technologies, Inc.
                                    2500 McClellan Avenue, Suite 350
                                    Pennsauken, New Jersey 08109
                   Attn: Leon Kopyt, Chairman, President & CEO
                           Telecopy No.: 609/488-8833

         With copies to:   Wolf,  Block,  Schorr and Solis-Cohen LLP
                                    Packard Bldg.  12th Floor
                                    15th and Chestnut Streets
                                    Philadelphia, Pennsylvania 19102-2678
                                    Attn:  Mark Kessler, Esquire
                             Richard Silfen, Esquire
                           Telecopy No.: 215/977-2346


         If to Lenders:    .........to the addresses set forth on Schedule "B"


                  (b) Any notice sent by Agent, any Lender or Borrower by any of the above methods shall be deemed to be given when so received.

                  (c) Agent shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

     10.8.....Headings:  The  headings  of any  paragraph  or  Section  of  this
Agreement are for convenience only -------- and shall not be used to interpret any provision of this Agreement.

         10.9 .... Survival: All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Agent and Lenders, and shall survive the delivery to Lenders of the Revolving Credit Notes, regardless of any investigation made by Lenders or on their behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Agent and any and all Lenders shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

         10.10....  Successors and Assigns:  This  Agreement  shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, subject to the provisions of Section 9.16. Borrower may not transfer, assign or delegate any of its duties or obligations hereunder.

         10.11....Duplicate  Originals:  Two or more duplicate originals of this
Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

         10.12....Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower, Agent and the Lenders except as provided in Section 9 hereof. Any modification in accordance with the terms hereof shall be binding on all parties hereto, whether or not each is a signatory thereto.

         10.13....Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Agent or any Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any account or contract with any other Person.

         10.14....Discharge of Taxes,  Borrowers'  Obligations,  Etc.: Agent, in
its sole discretion, shall have the right at any time, and from time to time, if Borrower fails to timely perform, to: (a) pay for the performance of any of Borrower's Obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of Borrower's Property in violation of this Agreement unless such entity is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be added to the Revolving Credit, bear interest at the same rate applied to the Revolving Credit, until reimbursed to Agent. Such payments and advances made by Agent shall not be construed as a waiver by Agent or Lenders of an Event of Default under this Agreement.

         10.15....Withholding and Other Tax Liabilities:  Each Lender shall have the right to refuse to make any Advances from time to time unless Borrower shall, at Agent's request, have given to Agent evidence, reasonably satisfactory to Agent, that they have properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the requested Advance. Copies of deposit slips showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any lien, assessment or tax liability against Borrower shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Agent shall have the right (but shall not be obligated, nor shall Agent or any Lender hereby assume the duty) to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Agent shall not pay any such tax, assessment or lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by such entity. In order to pay any such lien, assessment or tax liability, Agent shall not be obliged to wait until said lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Agent (shared ratably by Lenders) shall have paid for the discharge of any such lien shall be added to the Credit Facility and shall be paid by Borrower to Agent with interest thereon, upon demand, and Agent shall be subrogated to all rights of such taxing authority against Borrower.

         10.16....CONSENT  TO  JURISDICTION:  BORROWER  AND EACH  LENDER  HEREBY
IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING AND IRREVOCABLY AGREE TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

         10.17 Waiver of Jury Trial: AS AN INDEPENDENT COVENANT, AGENT, EACH LENDER AND BORROWER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ANY OF THEM WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.









                      [INTENTIONALLY LEFT PARTIALLY BLANK]

         IN  WITNESS  WHEREOF,   the  undersigned  parties  have  executed  this
Agreement the day and year first above written.



BORROWER:.........         .........        RCM TECHNOLOGIES, INC.


                                           By:________________________________

                                           Name: _____________________________

                                         Title: ______________________________




                                            INTERTEC DESIGN, INC.


                                            By:________________________________

                                            Name: _____________________________

                                          Title: ______________________________




                                 CATARACT, INC.


                                            By:________________________________

                                            Name: _____________________________

                                          Title: ______________________________

                                 THE CONSORTIUM


                                  By:________________________________

                                   Name: _____________________________

                                   Title: ______________________________



                                 THE CONSORTIUM OF MARYLAND, INC.


                                 By:________________________________

                                 Name: _____________________________

                                Title: ______________________________




                                 AUSTIN NICHOLS TECHNICAL
                                 TEMPORARIES, INC.


                                 By:________________________________

                                 Name: _____________________________

                                Title: ______________________________




                                 J.D. KARIN CONSULTING SERVICES, INC.


                                 By:________________________________

                                 Name: _____________________________

                                Title: ______________________________

                                   PROGRAMMING ALTERNATIVES
                                    OF MINNESOTA, INC.

                                     By:________________________________

                                     Name: _____________________________

                                     Title: ______________________________




                                    NORTHERN TECHNICAL SERVICES, INC.


                                    By:________________________________

                                    Name: _____________________________

                                    Title: ______________________________




                                    CAMELOT CONTRACTORS, LTD.


                                    By:________________________________

                                   Name: _____________________________

                                   Title: ______________________________




                                    STAFFWORKS, INC.


                                    By:________________________________

                                    Name: _____________________________

                                    Title: ______________________________

                                     GLOBAL TECHNOLOGY SOLUTIONS, INC.


                                      By:________________________________

                                      Name: _____________________________

                                      Title: ______________________________





                                      SOFTWARE ANALYSIS & MANAGEMENT, INC.


                                      By:________________________________

                                      Name: _____________________________

                                      Title: ______________________________





                                      WEST MICHIGAN SOFTWARE
                                       SPECIALISTS, INC.


                                       By:________________________________

                                       Name: _____________________________

                                       Title: ______________________________

AGENT:   .........         .........        MELLON BANK, N.A., as Agent


                                            By:________________________________

                                            Name: _____________________________

                                          Title: ______________________________



LENDERS: .........         .........        MELLON BANK, N.A., as Lender


                                            By:________________________________

                                            Name: _____________________________

                                          Title: ______________________________




                                            SUNTRUST BANK, ATLANTA, as Lender


                                           By:________________________________

                                           Name: _____________________________

                                          Title: ______________________________



                                           By:________________________________

                                           Name: _____________________________

                                          Title: ______________________________

                                           THE FIRST NATIONAL BANK OF MARYLAND,
                                    as Lender


                                      By:________________________________

                                      Name: _____________________________

                                      Title: ______________________________



                                   BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Lender


                                      By:________________________________

                                      Name: _____________________________

                                      Title: ______________________________



                                     FLEET NATIONAL BANK, as Lender


                                     By:________________________________

                                     Name: _____________________________

                                     Title: ______________________________

                                   SCHEDULE A

                                         Revolving Credit    Revolving Credit
  Lenders.........         .........     Pro Rata Share      Pro Rata Percentage
  -------                            ----------------       -------------------

         .........         .........
Mellon Bank, N.A..         .........     $ 20,000,000                  26.68%
Fleet National Bank        .........     $ 17,500,000                  23.33%
Bank of America...         .........     $ 17,500,000                  23.33%
The First National Bank of Maryland      $ 10,000,000                  13.33%
SunTrust Bank, Atlanta     .........     $ 10,000,000                  13.33%

         TOTAL COMMITMENT       $ 75,000,000                            100%
                                ============                            ====

                                                        SCHEDULE B


                           MELLON BANK, N.A.
                           610 West Germantown Pike
                           Suite 200
                           Plymouth Meeting, Pennsylvania 19462
                           Attn.: Marita McGough Carb, Vice President
                           Telecopy No.: 610/941-4136

                           SUNTRUST BANK, ATLANTA
                           P.O. Box 4418
                           25 Park Place, 23rd Floor
                           Atlanta, GA 30302
                           Attn:  Daniel S. Komitor, V. P.
                           Telecopy No.: 404-588-8833

                           THE FIRST NATIONAL BANK OF MARYLAND
                           25 South Charles Street, 18th Floor
                           Baltimore, MD 21203
                           Attn: C. Coney Burgess, Corporate Banking Officer Telecopy No.: 410-545-2047

                           BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION
                           231 S. LaSalle Street
                           Chicago, IL 60697
                           Attn: Jonathan M. Phillips, Banking Associate Telecopy No.: 312-765-2193

                           FLEET NATIONAL BANK
                           1 Federal Street
                           MAOFD04J
                           Boston, MA 02110
                           Attn:  Tom Engels, Staffing & Business Ser.
                           Telecopy No.: 617-346-4667